                                                                    Exhibit 4.5a


                                                                  EXECUTION COPY



                             PARTICIPATION AGREEMENT
                                 (Milliken A-1)


                             Dated as of May 1, 1999


                                      among


                            AES EASTERN ENERGY, L.P.,
                                    as Lessee


                          MILLIKEN FACILITY TRUST A-1,
                                 as Owner Trust


                       DCC PROJECT FINANCE FOURTEEN, INC.,
                              as Owner Participant


                             BANKERS TRUST COMPANY,
    not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee


                                       and


                             BANKERS TRUST COMPANY,
    not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustees


                                    MILLIKEN
                         COAL-FIRED GENERATION FACILITY

                                TABLE OF CONTENTS

                                                                                                        Page
SECTION 1  DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT................................    2


SECTION 2  PARTICIPATION; CLOSING DATE; TRANSACTION EXPENSES..........................................    3

         Section 2.1  Agreements to Participate.......................................................    3
         Section 2.2  Closing Date; Procedure for Participation.......................................    4
         Section 2.3  Transaction Expenses............................................................    4

SECTION 3  REPRESENTATIONS AND WARRANTIES.............................................................    4

         Section 3.1  Representations and Warranties of AEE...........................................    4
         Section 3.2  Representations and Warranties of the Owner Trust...............................   17
         Section 3.3  Representations and Warranties of the Owner Participant.........................   19
         Section 3.4  Representations and Warranties of the Lease Indenture Company...................   21
         Section 3.5  Representations and Warranties of the Pass Through Trustee......................   23

SECTION 4  CLOSING CONDITIONS.........................................................................   25

         Section 4.1  Operative Documents.............................................................   25
         Section 4.2  Equity Investment...............................................................   25
         Section 4.3  Certificates and Loan...........................................................   25
         Section 4.4  Entity Documents................................................................   25
         Section 4.5  Representations and Warranties..................................................   26
         Section 4.6  Officer's Certificate Regarding Disclosure......................................   26
         Section 4.7  No Lease Events of Default; Events of Loss; Satisfaction of Conditions..........   26
         Section 4.8  No Threatened Proceedings.......................................................   26
         Section 4.9  Consents .......................................................................   26
         Section 4.10  Governmental Actions...........................................................   27
         Section 4.11  Insurance .....................................................................   27
         Section 4.12  Engineering Report.............................................................   27
         Section 4.13  Environmental Report...........................................................   27

         Section 4.14  Survey ........................................................................   27
         Section 4.15  Appraisal; Condition of the Facility...........................................   27
         Section 4.16  Market Report..................................................................   28
         Section 4.17  Fuel Report....................................................................   28
         Section 4.18  Opinions of Counsel............................................................   28
         Section 4.19  Recordings and Filings.........................................................   28
         Section 4.20  Funding of Accounts; Payment Undertaking.......................................   29
         Section 4.21  Taxes .........................................................................   29
         Section 4.22  No Changes in Applicable Law...................................................   29
         Section 4.23  Registered Agent for AEE.......................................................   29
         Section 4.24  Off-Balance Sheet Treatment....................................................   29
         Section 4.25  Rent Adjustments...............................................................   29
         Section 4.26  Title Insurance................................................................   30
         Section 4.27  Acquisition of Assigned Assets.................................................   30
         Section 4.28  Credit Rating..................................................................   30
         Section 4.29  Working Capital Facility.......................................................   30
         Section 4.30  Pro Forma Balance Sheet........................................................   30
         Section 4.31  FERC Certification.............................................................   30
         Section 4.32  Vibration Agreement............................................................   30
         Section 4.33  Ash Disposal...................................................................   30
         Section 4.34  Parent Guaranty................................................................   31
         Section 4.35  Coal Hauling Agreement and Interconnection Agreement...........................   31

SECTION 5  AFFIRMATIVE COVENANTS OF AEE...............................................................   31

         Section 5.1  Maintenance of Existence........................................................   31
         Section 5.2  Required Notices................................................................   31
         Section 5.3  Delivery of Financial Statements; No Default Certificate; Annual Operating
                       Budget; Monthly Operations Report..............................................   32
         Section 5.4  Books and Accounts..............................................................   34
         Section 5.5  Compliance with Law.............................................................   35
         Section 5.6  Maintain Licenses and Permits...................................................   35
         Section 5.7  Pay Taxes ......................................................................   35
         Section 5.8  Maintain AEE Subsidiaries.......................................................   35
         Section 5.9  Annual Operating Budget.........................................................   36
         Section 5.10  Further Assurances.............................................................   36
         Section 5.11  Public Utility Regulation......................................................   37
         Section 5.12  Certain Tax Treatments.........................................................   37
         Section 5.13  Liens .........................................................................   37
         Section 5.14  Indenture .....................................................................   37

         Section 5.15  Support Agreements.............................................................   39
         Section 5.16  Notice of Payment of Supplemental Rent.........................................   39
         Section 5.17  Independent Forecast...........................................................   40
         Section 5.18  Legally Distinct Parcel........................................................   40
         Section 5.19  Coal Hauling Agreement.........................................................   40
         Section 5.20  AEE Revenues...................................................................   41
         Section 5.21  Maintenance of Payment Undertaking Agreements..................................   41
         Section 5.22  Assignment of Payment Undertakings.............................................   41

SECTION 6  NEGATIVE COVENANTS OF AEE..................................................................   41

         Section 6.1  Incurrence of Indebtedness......................................................   41
         Section 6.2  Restricted Payments.............................................................   42
         Section 6.3  Merger, Consolidation...........................................................   43
         Section 6.4  Limitation on Liens.............................................................   44
         Section 6.5  Limitations on Activities of AEE................................................   44
         Section 6.6  Prohibited Transactions with Affiliates.........................................   45
         Section 6.7  Limitations on Investments......................................................   45
         Section 6.8  No Abandonment..................................................................   45
         Section 6.9  Assignment .....................................................................   46
         Section 6.10  Coal Hauling Agreement.........................................................   48
         Section 6.11  Interconnection Agreement......................................................   48

SECTION 7  COVENANTS OF THE OWNER TRUST...............................................................   48

         Section 7.1  Covenants of the Owner Trust....................................................   48
         Section 7.2 .................................................................................   49
         Section 7.3 .................................................................................   49

SECTION 8  COVENANTS OF THE OWNER PARTICIPANT.........................................................   49

         Section 8.1  Restrictions on Transfer of Beneficial Interest.................................   49
         Section 8.2  Owner Participant's Liens.......................................................   52
         Section 8.3  Amendments or Revocation of Trust Agreement.....................................   52
         Section 8.4  Instructions....................................................................   52
         Section 8.5  Appointment of Successor Trustee................................................   52
         Section 8.6  Certain Tax Treatments..........................................................   53


SECTION 9  COVENANTS OF THE LEASE INDENTURE COMPANY AND PASS THROUGH TRUSTEES.........................   53
         Section 9.1  Indenture Trustee's Liens.......................................................   53

SECTION 10  INDEMNIFICATIONS..........................................................................   53

         Section 10.1  General Indemnity..............................................................   53
         Section 10.2  General Tax Indemnity..........................................................   60

SECTION 11  AEE RIGHT OF QUIET ENJOYMENT..............................................................   72


SECTION 12  SUPPLEMENTAL FINANCING....................................................................   73

         Section 12.1  Financing Modifications........................................................   73
         Section 12.2  Optional Refinancing of Pass Through Certificates..............................   75

SECTION 13  LIMITATIONS OF LIABILITY..................................................................   76

         Section 13.1  Limitation of Liability........................................................   76

SECTION 14  SPECIAL LESSEE TRANSFER...................................................................   77

         Section 14.1 Special Lessee Transfer.........................................................   77

SECTION 15  RIGHT OF FIRST OFFER......................................................................   79

         Section 15.1  Right of First Offer...........................................................   80

SECTION 16  MISCELLANEOUS.............................................................................   80

         Section 16.1  Consents.......................................................................   80
         Section 16.2  Successor Trustee..............................................................   80
         Section 16.3  Bankruptcy of Trust Estate.....................................................   80
         Section 16.4  Amendments and Waivers.........................................................   81
         Section 16.5  Notices  81
         Section 16.6  Survival 83
         Section 16.7  Successors and Assigns.........................................................   83
         Section 16.8  Business Day...................................................................   83
         Section 16.9  Governing Law..................................................................   83
         Section 16.10  Severability..................................................................   83

         Section 16.11  Counterparts..................................................................   84
         Section 16.12  Headings and Table of Contents................................................   84
         Section 16.13  Consent to Jurisdiction; Waiver of Trial by Jury..............................   84
         Section 16.14  Further Assurances............................................................   84
         Section 16.15  Effectiveness.................................................................   85


APPENDIX A:

         Definitions

SCHEDULES:

         Schedule 2                Pricing Assumptions
         Schedule 2.3              Transaction Expenses
         Schedule 3.1(d)(i)        Governmental Approvals Obtained
         Schedule 3.1(d)(ii)       Governmental Approvals To Be Obtained
         Schedule 3.1(f)           Material Agreements
         Schedule 3.1(j)           Projections
         Schedule 3.1(u)           Environmental Exceptions
         Schedule 4.19             Recordings and Filings
         Schedule 5.3(a)           Ineligible Transferees
         Schedule 5.3(f)           Form of Monthly Operations Report
         Schedule 5.9              Form of Annual Operating Budget
         Schedule 8.1(b)           Initial Eligible Transferees
         Schedule 16.5             Owner Participant Notice

EXHIBITS:

         Exhibit A         Form of Assignment and Assumption
         Exhibit B         Form of Owner Participant Parent Guaranty

                             PARTICIPATION AGREEMENT
                                 (Milliken A-1)

                  This PARTICIPATION AGREEMENT (Milliken A-1), dated as of May 1, 1999 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof, this "Participation Agreement" or this "Agreement"), among (i) AES EASTERN ENERGY, L.P., a limited partnership organized under the laws of the State of Delaware (herein, together with its successors and permitted assigns, called "AEE"), (ii) MILLIKEN FACILITY TRUST A-1, a business trust organized and existing under the laws of the State of Delaware, (herein, together with its successors and permitted assigns, called the "Owner Trust"), (iii) DCC PROJECT FINANCE FOURTEEN, INC., a corporation organized under the laws of the State of Delaware (herein, together with its successors and permitted assigns, called the "Owner Participant"), (iv) BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Indenture (herein in its capacity as trustee under the Indenture, together with its successors and permitted assigns, called the "Indenture Trustee", and herein in its individual capacity, together with its successors and permitted assigns, called the "Lease Indenture Company"), and (v) BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein, but solely as trustee under each of the Pass Through Trust Agreements (herein, together with its successors and permitted assigns, called the "Pass Through Trustees").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Asset Purchase Agreement, AES NY has agreed to purchase certain coal-fired electric generating assets of NYSEG and NGE, including the Facility and the Facility Site;

                  WHEREAS, AES NY has assigned to AEE the rights and obligations of AES NY in its capacity as the "Buyer" under the Asset Purchase Agreement with respect to the Facility and the Facility Site;

                  WHEREAS, the Owner Trust will acquire from NYSEG and NGE, pursuant to the Bill of Sale and the Deed, the Undivided Interest;

                  WHEREAS, AEE desires to lease to the Owner Trust the Ground Interest (which is a corresponding undivided interest in the Facility Site) and to grant certain Easements to the Owner Trust pursuant to the Site Lease, and to lease the Undivided Interest, sublease the Ground Interest and accept the grant of the Easements from the Owner Trust pursuant to the Lease and the Site Sublease, respectively;

                  WHEREAS, the Owner Participant desires to cause the Owner Trust to take title to the Undivided Interest from NYSEG and NGE pursuant to the Bill of Sale and the Deed, lease the Ground Interest and accept the grant of the Easements from AEE pursuant to the Site Lease, and lease the Undivided Interest, sublease the Ground Interest and grant the Easements to AEE pursuant to the Lease and the Site Sublease, respectively;

                  WHEREAS, in connection with the execution and delivery of this Participation Agreement, the Owner Participant has entered into the Trust Agreement, pursuant to which the Owner Participant has authorized the Owner Trust to enter into the Lease Financing; and

                  WHEREAS, the parties hereto desire to consummate the Lease Financing.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

           DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT


                  Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A hereto, unless the context hereof shall otherwise require. The general provisions of Appendix A shall apply to the terms used in this Agreement and specifically defined herein.

                                    SECTION 2

                PARTICIPATION; CLOSING DATE; TRANSACTION EXPENSES


                  Section 2.1 Agreements to Participate. Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, on the Closing Date, the parties agree to participate in the transactions described in this Section 2.1 as follows:

                  (a) the Owner Participant agrees to provide funds in an amount sufficient to (i) fund the Equity Investment and (ii) pay the Transaction Expenses which the Owner Trust is responsible to pay pursuant to Section 2.3(a) (collectively, the "Owner Participant's Commitment");

                  (b) AEE agrees to (i) cause NYSEG and NGE to convey to the Owner Trust the Undivided Interest on the terms and conditions set forth in the Bill of Sale and the Deed, (ii) lease the Ground Interest and grant the Easements to the Owner Trust on the terms and conditions set forth in the Site Lease and (iii) execute and deliver the Site Lease; the Owner Trust agrees to (A) acquire the Undivided Interest from NYSEG and NGE, (B) lease the Ground Interest and accept the grant of the Easements from AEE and (C) execute and deliver the Site Lease;

                  (c) the Owner Trust agrees to lease the Undivided Interest, sublease the Ground Interest and grant the Easements to AEE on the terms and conditions set forth in the Lease and the Site Sublease, respectively, AEE agrees to lease the Undivided Interest, sublease the Ground Interest and accept the grant of the Easements from the Owner Trust, and each agrees to execute and deliver the Lease and the Site Sublease;

                  (d) the Owner Trust agrees to sell the Lessor Notes to the relevant Pass Through Trustees and to grant the Indenture Trustee, for the benefit of the Pass Through Trustees, liens and security interests in the Indenture Estate to secure its obligations thereunder as, and to the extent, provided in the Indenture;

                  (e) the Indenture Trustee agrees to act as trustee under and enter into the Indenture, pursuant to which the Lessor Notes will be issued;

                  (f) the Pass Through Trustees agree to use the Proceeds to purchase the Lessor Notes from the Owner Trust;

                  (g) the Owner Trust agrees to use the funds received from the Owner Participant and the Pass Through Trustees pursuant to clauses
         (a)(i) and (f), respectively, of this Section 2.1 on the Closing Date to pay the Purchase Price;

                  (h) the Owner Participant and AEE agree to enter into the Tax Indemnity Agreement; and

                  (i) the parties agree to enter into the agreements referred to above and the other Operative Documents.

                  Section 2.2  Closing Date; Procedure for Participation.

                  (a) Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place after 11:00 a.m., New York City time, on May 14, 1999 or such other date as the parties hereto shall mutually agree (the "Closing Date"), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112.

                  (b) Procedures for Funding. Subject to the terms and conditions of this Participation Agreement, the Owner Participant shall make the Owner Participant's Commitment available not later than 9:00 a.m., New York City time, on the Closing Date, by transferring or delivering such amount, in funds immediately available on the Closing Date to the Owner Trust.

                  Section 2.3 Transaction Expenses. (a) The Owner Trust (with funds provided by the Owner Participant) shall pay the Transaction Expenses as set forth on Schedule 2.3 attached hereto. All Transaction Expenses in excess of those required to be paid by the Owner Trust and any additional transaction expenses associated with the Acquisition or the Lease Financing and not included in Transaction Expenses, substantiated or otherwise supported in reasonable detail, shall be paid by AEE.

                  (b) AEE shall also be responsible for, and shall pay as Supplemental Rent, all annual administration fees and expenses of the Trustee, the Indenture Trustee, the Pass Through Trustees and the Depositary Agent.


                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES


                  Section 3.1 Representations and Warranties of AEE. AEE represents and warrants to each of the other parties hereto that, as of the Closing Date:

                  (a) Due Organization, etc. (i) AEE is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Effect, and has the partnership power and authority to own or hold under lease its assets and properties, conduct its business as now conducted and as presently proposed to be conducted and enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party. The sole general partner of AEE is AES NY. The sole limited partner of AEE is AES NY2.

                         (ii) Each of AES NY, AES NY2, AES NY3 and each AEE
                  Subsidiary in existence on the Closing Date is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Effect, and has all requisite power and authority to own, or hold under lease, its assets and properties and conduct its business as now conducted and as presently proposed to be conducted.

                  (b) Due Authorization, Enforceability, etc. The execution, delivery and performance of this Agreement and each of the other Operative Documents to which it is or will be a party and the compliance by it with the terms and provisions hereof and thereof have been duly authorized by all necessary action of each of AEE and the AEE Entities, as applicable, and such action does not and will not require any further action, consent or approval by any trustee or holder of any Indebtedness of AEE or such AEE Entities, as applicable. This Agreement and each of the other Operative Documents to which it is or will be a party has been duly executed and delivered by each of AEE and the AEE Entities, as applicable. Assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered, the other Operative Documents to which AEE or any AEE Entity is or will be a party will constitute, the legal, valid and binding obligations of AEE or such AEE Entity, as applicable, enforceable against AEE or such AEE Entity, as applicable, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) No Conflicts. The execution, delivery and performance by each of AEE and the AEE Entities, as applicable, of this Agreement and each of the other Operative Documents to which it is or will be a party, the consummation by AEE and such AEE Entities of the transactions contemplated hereby and thereby, and compliance by AEE and such AEE Entities with the terms and provisions hereof and thereof, do not and will not (i) conflict with or result in any breach of any agreement to which AEE or any AEE Entity is a party (including any Material Agreement), (ii) conflict with any Applicable Law which could reasonably be expected to result in a Material Adverse Effect, (iii) conflict with the partnership agreement of AEE or the organizational documentation of any AEE Entity or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the property or assets of AEE and such AEE Entities pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or any other agreement, contract or instrument to which AEE or such AEE Entity is a party or by which any of their respective property or assets are bound.

                  (d) Governmental Actions. Except for the Governmental Approvals set forth on Schedule 3.1(d)(i) and Schedule 3.1(d)(ii), (i) no Governmental Approval is required to be obtained in the name of AEE or any AEE Entity or the Owner Trust in connection with (A) the acquisition, operation and maintenance of the Facility, the Related Facility and the Additional Facilities, (B) the issuance of the Pass Through Certificates and the execution, delivery and performance by AEE of the Operative Documents to which it is or will be a party, or (C) the leasing of the Undivided Interest, and (ii) no Governmental Approval (except Governmental Approvals applicable to the Owner Participant, the Pass Through Trustees, the Owner Trust, or any Certificateholder as a result of activities by such Person or any of its Affiliates not contemplated by the Operative Documents and Governmental Approvals applicable to such parties other than under the law of the State of New York or the laws of the United States of America) is or will be required (A) in connection with the participation by the Owner Participant, the Pass Through Trustees, the Owner Trust, or any Certificateholder in the consummation of the Lease Financing or (B) to be obtained by any of such Persons during the Lease Term, except in the case of either clause (i) or (ii), such Governmental Approvals (1) as may be required by Applicable Law not now in effect, (2) as may be required in consequence of any transfer of ownership of the Undivided Interest by the Owner Trust, (3) as would be required by Applicable Law upon termination or expiration of the Lease in connection with taking possession of an interest in any assets of AEE in accordance with the Support Agreements or any part thereof or the property purported to be covered by the Site Lease, (4) as may be required by Applicable Law, if, after termination or expiration of the Lease, AEE or any other Person should provide transmission services for the Owner Trust, (5) as may be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in the Facility or the property purported to be covered by the Site Lease, or
         (6) required as filings pursuant to the terms of a Governmental Approval (which filings AEE agrees to make promptly when required) and other types of routine operating plans and filings required under Applicable Law. All of the Governmental Approvals set forth on Schedule 3.1(d)(i) have been validly issued, are in full force and effect and are non-appealable (except as indicated on Schedule 3.1(d)(i)) and there is no proceeding pending, or to the Actual Knowledge of AEE, threatened, which seeks to, or which may reasonably be expected to, rescind, terminate, modify, condition, suspend or otherwise alter any such Governmental Approval (except as are necessary for the transfer or reissuance of such Governmental Approvals to AEE or any AEE Entity). Set forth on Schedule 3.1(d)(ii) are those Governmental Approvals which are required under existing Applicable Law to be obtained, reissued, or transferred from time to time after the Closing Date and AEE does not have any reason to believe that it will be unable to obtain such Governmental Approvals in the ordinary course of business and at such time or times as may be necessary to avoid any substantial delay in, or material impairment to, the performance of the transactions contemplated by the Operative Documents. Each of AEE and the AEE Entities has obtained and is in compliance with all Governmental Approvals required to be obtained by it as of the date hereof unless the failure to obtain such approvals or such non-compliance therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (e) Litigation. There is no pending or, to the Actual Knowledge of AEE, threatened action, suit, investigation or proceeding at law or in equity by or before any Governmental Entity, against or affecting AEE or any property or other assets or rights of AEE or with respect to any Operative Document, the Undivided Interest, the Ground Interest, the Facility, the Facility Site, or any of the other Assigned Assets that, individually or in the aggregate, if determined adversely could reasonably be expected to result in a Material Adverse Effect.

                  (f) No Defaults. Neither AEE nor any AEE Entity is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Lease or any other Operative Document. Set forth on Schedule 3.1(f) is a list of all Material Agreements. Neither AEE nor any AEE Entity is in default under, and neither AEE nor any AEE Entity, to its Actual Knowledge, is aware of a default by any other party to, any Material Agreement in any such case where any such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (g) Location of Chief Place of Business and Chief Executive Office, etc. The chief executive office and principal place of business of each of AEE and AEE 2 and the office where each of AEE and AEE 2 keeps its corporate records concerning the Facility, the Facility Site and the Operative Documents is located at 1001 North 19th Street, 20th Floor, Arlington, Virginia.

                  (h) Liens. (i) AEE has good record and marketable fee title in the Facility Site, the Related Facility Site and the site of each of the Additional Facilities, in each case free and clear of all Liens other than Permitted Liens.

                         (ii) Upon execution and delivery of the Operative
                  Documents and recording of the instruments referred to in Part I of Schedule 4.19 in accordance with Section 4.19, (A) good and marketable fee simple title to the Undivided Interest will be duly, validly and effectively conveyed and transferred to the Owner Trust, free and clear of all Liens other than Permitted Liens, (B) a good and valid leasehold interest in the Ground Interest will be duly, validly and effectively granted to the Owner Trust upon the terms and conditions in the Site Lease, free and clear of all Liens other than Permitted Liens, and (C) a good and valid easement estate in the Easements will be duly, validly and effectively granted to the Owner Trust upon the terms and conditions in the Site Lease, free and clear of all Liens other than Permitted Liens.

                        (iii) When duly authorized, executed and delivered by
                  each of the parties thereto, the Indenture will create a valid Lien in favor of the Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4.19, to perfect, or give record notice of, the Lien of the Indenture to the extent such Lien may be perfected by filings or recordings.

                         (iv) When duly authorized, executed and delivered by
                  each of the parties thereto, the Mortgage will create a valid Lien in favor of the Mortgagee in the Mortgaged Property and no filing, recording, registration or notice with any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4.19, to perfect, or give record notice of, the Lien of the Mortgagee to the extent such Lien may be perfected by filings or recordings.

                          (v) When duly authorized, executed and delivered by
                  each of the parties thereto, the Assignment of Leases will create a valid Lien in favor of the assignee thereof in the Leases and Income (as defined in the Assignment of Leases) and no filing, registration or notice with any federal or state Government Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to
                  Section 4.19, to perfect, or give record notice of, the Lien of such assignee to the extent such Lien may be perfected by filings or recordings.

                         (vi) None of the Permitted Liens shall, on and after
                  the Closing, materially interfere with the use, operation or possession of the Facility (as contemplated by the Operative Documents) or the use of or exercise by the Owner Trust of its rights under the Site Lease with respect to the Facility or the Facility Site.

                  (i) Financial Statements. The Pro Forma Balance Sheet, copies of which have been delivered to the Owner Participant and the Pass Through Trustees, and the assumptions used in preparing the Pro Forma Balance Sheet were made in good faith and are reasonable and fairly present the financial condition of AEE, as of the date of such Pro Forma Balance Sheet, and all material assumptions with respect to the Pro Forma Balance Sheet are set forth therein.

                  (j) Projections. All projections and budgets (including the Base Case Projections) which are attached hereto as Schedule 3.1(j) and which have been furnished to the Owner Participant or the Pass Through Trustees by or on behalf of AEE (including projections and budgets furnished by the Independent Engineer at the request of AEE) and the summaries of significant assumptions related thereto (i) have been prepared with due care in accordance with Prudent Industry Practices,
         (ii) fairly present to the best of AEE's knowledge, AEE's expectations as to the matters covered thereby as of their date, (iii) are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and operation and maintenance costs) and (iv) are, in all material respects, comprehensive and consistent with the provisions of the Operative Documents.

                  (k) Use of Proceeds. All proceeds of the Purchase Price shall be used for the acquisition of the Facility.

                  (l) Regulatory Status/Utility Regulation. Each of AEE and AEE 2 is an "Exempt Wholesale Generator" as such term is defined in Section 32 of PUHCA. Neither AEE nor any of the AEE Entities is regulated as a "public utility company", or a "holding company", a "subsidiary company" or an "affiliate", in each case, of either a "holding company" or a "public utility company", as such terms are defined in PUHCA. None of the Owner Trust, the Owner Participant, AEE, the AEE Entities, any Certificateholder nor any of their respective Affiliates is nor, solely by virtue of the execution, delivery or performance of, or the consummation of the Lease Financing (and in the case of the Owner Participant and the Owner Trust, assuming that the representations and warranties of the Owner Participant and the Owner Trust set forth herein are true and correct at all times), will be regulated as a "public utility company," or a "holding company," a "subsidiary company" or an "affiliate," in each case, of either a "holding company" or a "public utility company," as such terms are defined in PUHCA nor subject to any electric utility regulation under New York law. Neither AEE nor any AEE Entity is subject to electric rate regulation under New York law.

                  (m) Investment Company Act. Neither AEE nor any AEE Entity is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

                  (n) Securities Act. Neither AEE nor any AEE Entity (nor any Person authorized by any of them) has directly or indirectly offered or sold any interest in the Beneficial Interest, the Lessor Notes or the Pass Through Certificates or any part thereof (or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Notes or the Pass Through Certificates or any part thereof), or solicited any offer to acquire any of the same, in violation of the registration requirements of Section 5 of the Securities Act.

                  (o) Compliance With Laws. Each of AEE and the AEE Entities are in compliance with all Applicable Laws, including, without limitation, all Environmental Laws, and none of such parties has received any written notice from any Governmental Entity of non-compliance with the need to perform any work, make repairs or make any capital improvements in order to comply with, or the imposition or threat of the imposition of penalties under, Applicable Law, except as specified on Schedule 3.1(o) hereto and otherwise, in the case of any Applicable Law other than Environmental Law, where such non-compliance is the subject of appropriate proceedings and could not reasonably be expected to result in a Material Adverse Effect.

                  (p) Taxes. Each of AEE and the AEE Entities have filed, or caused to be filed, all tax and information returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent the same have become due and payable, other than taxes the payment of which is being contested by appropriate proceedings, in accordance with Section 5.7 and AEE has no Actual Knowledge of any actual or proposed deficiency or additional assessment in connection therewith which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (q) ERISA. (i) AEE and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder to the extent that they relate to any Plan with respect to which AEE could have a direct or indirect, actual or contingent liability except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect. None of AEE or any ERISA Affiliate maintains or has maintained a Plan subject to Title IV of ERISA within the last six years with respect to which any liability continues to exist; provided, however, that pursuant to the Asset Purchase Agreement, AEE is obligated to establish a Plan subject to Title IV of ERISA effective as of the Closing Date. AEE is not (A) a plan described in Section 3(3) of ERISA or Section 4975 of the Code or
         (B) a "foreign person" as defined in Section 1445 of the Code.

                         (ii) Assuming the correctness of the representations of
                  the other parties hereto and of the Certificateholders in the Certificates, the Lease Financing will not constitute a non-exempt "prohibited transaction" within the meaning of
                  Section 406 of ERISA or Section 4975(c)(1) of the Code

                  (or in the case of a governmental plan or church plan (each as defined in ERISA) any substantially similar federal, state or local law).

                  (r) Adequate Rights. (i) Based upon the reasonable expectations of AEE, and subject to obtaining any necessary licenses, permits and approvals from Governmental Entities, which under any Applicable Law on the Closing Date the Owner Trust will be able to obtain upon or before the expiration or earlier termination of the Lease Term, (A) the rights and interests made available to the Owner Trust or its permitted transferees pursuant to the Support Agreements and the other Operative Documents, together with (B) all materials, supplies and services, including, but not limited to, all natural gas, electrical, telephone, water, sanitary waste disposal, ash disposal, rail, coal supply, septic or water treatment system or services and all other utility services necessary for the present use, operation and maintenance of the Facility (currently available at the Facility, which to the Actual Knowledge of AEE are connected under valid permits and in working order, in all material respects) permit on a commercially practicable basis commencing with the expiration or sooner termination of the Lease Term, (1) the occupation, maintenance and repair of the Facility and the Facility Site, (2) the use, operation, leasing and possession of the Facility and the Facility Site, (3) the use, operation, leasing, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, subject to the provisions of the Operative Documents, (4) appropriate ingress to and egress from the Facility for any reasonable purpose in connection with the exercise of rights under the Support Agreements and with the Owner Trust's interest in the Facility and the Facility Site, including, without limitation, access to dedicated public roads and to the Actual Knowledge of AEE, all other material roads, easements, servitude, rights-of-way and other rights of ingress and egress as are necessary for the present operation, maintenance and use of the Facility, (5) the procurement of other rights and services necessary or appropriate to utilize the Facility in a commercial manner, (6) transmission services from the Facility sufficient to enable the Owner Trust to sell its share of the output of the Facility, and (7) the operation of the Facility as an independent unit.

                         (ii) To the Actual Knowledge of AEE, in all material
                  respects (A) the electrical, plumbing, heating, drainage, air conditioning, ventilation and other mechanical and electrical systems on and in the Facility are in good working order and repair and are adequate in quantity and quality for present operation of the Facility by AEE under the Lease; and (B) the Facility is otherwise in safe condition and there are no structural or other patent defects in the roofs, and other structural portions of the Facility, including walls, pillars, supporting columns and foundations.

                        (iii) To the Actual Knowledge of AEE, other than
                  Permitted Liens, the use of the Facility does not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its present use, and all material building, construction and use related permits, approvals and consents necessary for such use have been issued and are in full force and effect; provided, that no representation is made herein regarding zoning ordinances or regulations.

                         (iv) To the Actual Knowledge of AEE, no default or
                  breach exists under any covenant, condition, restriction, right-of-way, easement or other agreement affecting all or any portion of the Facility which is to be performed or complied with by the owner or occupant of all or any portion of the Facility the nonperformance of which could reasonably be expected to result in a Material Adverse Effect.

                          (v) As of the Closing Date, there are no subleases,
                  rental agreements or other agreements conferring on any Person other than AEE the right to use or occupy all or any portion of the Facility or the Facility Site except those, if any, reflected in the Title Policies.

                         (vi) To the Actual Knowledge of AEE, there are no
                  public improvements pending or intended that would result in any charge or special assessment against the Facility, except those, if any, reflected in the Title Policies delivered pursuant to Section 4.26. To the Actual Knowledge of AEE, the Facility is not subject to any material utility "tap-in" fees, except those, if any, reflected in such Title Policies.

                  (s) Qualification to do Business. The qualification of the Owner Participant, the Owner Trust, the Trustee, the Indenture Trustee or the Pass Through Trustees to do business under the laws of the State of New York or any political subdivision thereof is not required solely as a consequence of the execution and delivery of the Operative Documents, the making of the Equity Investment or the Loans or, prior to expiration or termination of the Lease, the performance by the Owner Participant, the Owner Trust, the Trustee, the Indenture Trustee or the Pass Through Trustees of this Agreement or any other

         Operative Document to which it is or will be a party, prior to the exercise of dispossessing remedies under the Lease or the Indenture.

                  (t) Jurisdiction. In accordance with Section 16.13 hereof, AEE has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

                  (u) Environmental Matters. For purposes of this Section 3.1(u) only, "Actual Knowledge" shall include actual knowledge that would have been obtained after reasonable inquiry in light of the circumstances prior to signing the Asset Purchase Agreement and the limitations in the Asset Purchase Agreement.

                           (i) Except as specifically disclosed in the
                  Environmental Report and Schedule 3.1(u), neither AEE, nor any AEE Entity, nor, to the Actual Knowledge of AEE, NYSEG or NGE has received from any Governmental Entity any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (A) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Facility or the Facility Site except for releases authorized under or in compliance with Applicable Laws, including Environmental Laws; (B) AEE, NYSEG or NGE have or has any material liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Facility or the Facility Site or
                  (C) either the Facility or the Facility Site is subject to a Lien in favor of any Governmental Entity in response to a release of any Hazardous Substance;

                         (ii) Except as specifically disclosed in the
                  Environmental Report and Schedule 3.1(u), AEE, and to the Actual Knowledge of AEE, each of NYSEG and NGE have taken all required or necessary response actions, including any removal or remedial or other response action, in respect of any release, emission, discharge or disposal, or threat of release, discharge, disposal or emission of any Hazardous Substance, in, on, under or from the Facility or the Facility Site, so as to be in material compliance with all Applicable Laws, including Environmental Laws.

                        (iii) to the Actual Knowledge of AEE, except as
                  specifically disclosed in the Environmental Report and
                  Schedule 3.1(u):

                                    (A) the Facility and the Facility Site and
                           the ownership, use, maintenance, modification and operation of the Facility and the Facility Site are now in compliance with applicable Environmental Laws in all material respects;

                                    (B) all Hazardous Substances generated,
                           maintained, produced, manufactured, processed, distributed, used, treated, managed, stored, contained, recycled, transported or handled on, to, at or from the Facility or the Facility Site have been disposed of in compliance with applicable Environmental Laws in all material respects;

                                    (C) no material Hazardous Substances are
                           located in, on, at or under the Facility or the Facility Site, except to the extent incidental to the current use of the Facility or the Facility Site, and AEE, and to the Actual Knowledge of AEE, each of NYSEG and NGE has not and is not currently maintaining, producing, manufacturing, processing, distributing, handling, treating, managing, containing, recycling, transporting, releasing, emitting, discharging, depositing, generating, storing, disposing of or creating any Hazardous Substances in its ownership, alteration, modification, construction, use, operation or maintenance of the Facility or the Facility Site other than in compliance with applicable Environmental Laws in all material respects;

                                    (D) there are no material Environmental
                           Conditions with respect to the Facility or the Facility Site;

                                    (E) no Hazardous Substances have been
                           released at, to, under, about or from the Facility or the Facility Site other than in compliance with all Environmental Laws in all material respects;

                                    (F) there are not any leaking underground
                           storage or treatment tanks, sumps, water, gas or oil wells, or associated piping located at on or under any of the Facility or the Facility Site;

                                    (G) (1) there is no friable asbestos or urea
                           formaldehyde insulation contained in, forming any part of, or contaminating any part of the Facility or the Facility Site, and (2) no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Facility or the Facility Site; and

                                    (H) no Lien has attached to the Facility by
                           reason of any Environmental Condition.

                  (v) Subsidiaries. The AEE Subsidiaries in existence on the Closing Date are the sole subsidiaries of AEE. AEE owns 100% of the membership interests of each such AEE Subsidiary.

                  (w) No Brokers' Fees. Neither AEE nor any AEE Entity, nor any Person acting on their behalf, has taken any actions the effect of which would be to cause any party hereto to be liable for any brokers', finders' or agents' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the Lease Financing except to the extent included in Transaction Expenses or otherwise paid by AEE.

                  (x) Property. Each of AEE and the AEE Entities shall, upon consummation of the transactions contemplated by the Asset Purchase Agreement, have good and marketable title to and possession of, or a good and valid leasehold interest in, the Assigned Assets (and AEE shall have good and marketable fee simple title to the Facility Site) free and clear of all Liens (except Permitted Liens), including all intellectual property or rights to use intellectual property and other rights required for the conduct of its respective business, but only to the extent such intellectual property and other rights are required and the failure to obtain such property could reasonably be expected to result in a Material Adverse Effect. AEE is not a party to any contract or agreement to sell any interest in the Facility other than pursuant to the Operative Documents and the operative documents executed in connection with the lease financings contemplated by the Other Leases.

                  (y) No Event of Loss. No Event of Loss has occurred, and, to the Actual Knowledge of AEE, no event giving rise to an Event of Loss is threatened, in each case with the respect to the Facility.

                  (z) Sales Taxes. Other than any Taxes included within Transaction Expenses, all Taxes due and payable on the Closing Date in connection with the sale of the Facility, the Lease of the Undivided Interest and the Site Lease (and subsequent Site Sublease) of the Facility Site, the issuance of the Lessor Notes and the Lease Financing shall have been paid by or on behalf of AEE, and all filings, reportings or other requirements with respect to such Taxes shall have been satisfied by AEE. There are no ongoing use taxes applicable to the foregoing except as set forth in the Base Case Projections.

                  (aa) Year 2000 Compliant. Each of AEE and the AEE Entities has reviewed its operations with a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000 (the -Year 2000 Issue"). AEE has no reason to believe that the risks associated with the Year 2000 Issue are reasonably likely to result in a Material Adverse Effect.

                  Section 3.2 Representations and Warranties of the Owner Trust. The Owner Trust represents and warrants to each of the other parties hereto that, as of the Closing Date:

                  (a) Due Incorporation, etc. The Owner Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to enter into and perform its obligations under the Trust Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                  (b) Due Authorization, Enforceability, etc. (i)(A) The execution, delivery and performance of the Trust Agreement has been duly authorized by all necessary action of the Trustee and the Trust Agreement has been duly executed and delivered by the Trustee in its individual capacity and on behalf of the Owner Trust and (B) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Trust Agreement constitutes the legal, valid and binding obligation of the Trustee and the Owner Trust, enforceable against the Trustee and Owner Trust, in each case in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                         (ii) (A) The execution, delivery and performance of
                  this Agreement has been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by the Trustee on behalf of the Owner Trust and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Trust, this Agreement constitutes the legal, valid and binding obligation of the Owner Trust, enforceable against the Owner Trust in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                        (iii) (A) The execution, delivery and performance of
                  each of the other Operative Documents to which the Owner Trust is or will be a party has been duly authorized by all necessary action, and each of such other Operative Documents has been or will be duly executed and delivered by the Trustee on behalf of the Owner Trust and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Owner Trust, each of the other Operative Documents to which the Owner Trust is or will be a party constitutes or when executed and delivered will constitute the legal, valid and binding obligation of the Owner Trust, enforceable against the Owner Trust in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) No Conflicts. The execution and delivery by the Owner Trust of the Lease, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Trust of the transactions contemplated hereby and thereby, and the compliance by the Owner Trust with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law of the United States of America or the State of Delaware, or any provision of the Trust Agreement or the organizational documents of the Owner Trust, or (ii) contravene the provisions of, or constitute a default by the Owner Trust under, or result in the creation of any Lessor's Lien upon the Trust Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Trust is a party or by which the Owner Trust or its property is bound; provided, however, that no representation is made with respect to the right, power or authority of the Owner Trust to act as an operator of the Facility following a Lease Event of Default.

                  (d) Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Trustee or the Owner Trust, as applicable, of the Trust Agreement, this Agreement or the other

         Operative Documents to which the Owner Trust is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Trust, threatened action, suit, investigation or proceeding at law or in equity against the Owner Trust before any Governmental Entity which, if determined adversely to it, would materially adversely affect the ability of the Owner Trust to perform its obligations under the Trust Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Indenture Trustee in the Indenture Estate.

                  (f) Liens. The Trust Estate and the Mortgaged Property are free of any Lessor's Liens attributable to the Owner Trust.

                  (g) Location of Chief Place of Business and Chief Executive Office, etc. The chief executive office and principal place of business of the Owner Trust, where the Owner Trust will keep its corporate records concerning the Facility, the Facility Site and the Operative Documents, is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware.

                  Section 3.3 Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants to each of the other parties hereto that, as of the Closing Date:

                  (a) Due Organization, etc. The Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement, the Trust Agreement and the Tax Indemnity Agreement.

                  (b) Due Authorization, Enforceability, etc. The execution, delivery and performance of this Agreement, the Trust Agreement and the Tax Indemnity Agreement have been duly authorized by all necessary action of the Owner Participant. This Agreement and each of the Trust Agreement and the Tax Indemnity Agreement have been or will be duly executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party hereto or thereto, this Agreement, the Trust Agreement and the Tax Indemnity Agreement constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) No Conflicts. The execution and delivery by the Owner Participant of this Agreement, the Trust Agreement and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not conflict with any Applicable Law binding on the Owner Participant which could reasonably be expected to result in a Material Adverse Effect, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant's Lien upon the Trust Estate under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (it being understood that no representation or warranty is being made as to any Applicable Laws relating to the Facility or the Facility Site) or the use thereof or activity thereon by AEE or any AEE Entity.

                  (d) Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the Trust Agreement or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Applicable Laws relating to the Facility or the Facility Site or the use thereof or activity thereon by AEE or any AEE Entity).

                  (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened action, suit, investigation or proceeding at law or in equity against the Owner Participant before any Governmental Entity which, if determined adversely to it, would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Trust Agreement or the Tax Indemnity Agreement or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Indenture.

                  (f) Liens. The Trust Estate is free of any Owner Participant's Liens.

                  (g) ERISA. No part of the funds to be used by the Owner Participant to acquire the interests to be acquired by it under the Trust Agreement or this Agreement constitutes assets of any Plan subject to Part 4 of Subtitle B of Title I of ERISA or a plan or individual retirement account subject to Section 4975(e) of the Code; provided, that no representation is made as to the source of the funds used to purchase the Pass Through Certificates.

                  (h) Acquisition for Investment. The Owner Participant is purchasing the Beneficial Interest to be acquired by it for its own account with no present intention of distributing such Beneficial Interest or any part thereof in any manner which would require registration under the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Beneficial Interest.

                  (i) Securities Act. Neither the Owner Participant nor any Person authorized by it has directly or indirectly offered or sold any interest in the Beneficial Interest, the Lessor Notes or the Pass Through Certificates or any part thereof (or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Notes or the Pass Through Certificates or any part thereof) or solicited any offer to acquire any of the same, in violation of the registration requirements of Section 5 of the Securities Act.

                  (j) Regulatory Status. Immediately prior to executing this Agreement, the Owner Participant is not an "electric utility" or a "public utility" or a "public utility holding company" under the Federal Power Act or PUHCA.

                  Section 3.4 Representations and Warranties of the Lease Indenture Company. The Lease Indenture Company hereby represents and warrants that, as of the Closing Date:

                  (a) Due Organization, etc. The Lease Indenture Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the power and authority, as Indenture Trustee, to enter into and perform its obligations under the Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.

                  (b) Due Authorization; Enforceability, etc. (i)(A) The execution, delivery and performance of this Agreement and the Indenture have been duly authorized by all necessary action of the Lease Indenture Company and this Agreement and the Indenture have been duly executed and delivered by it and (B) assuming the due authorization, execution and delivery of this Agreement and the Indenture by each party hereto or thereto other than the Lease Indenture Company, this Agreement and the Indenture each constitutes the legal, valid and binding obligation of the Lease Indenture Company, enforceable against the Lease Indenture Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                         (ii) The execution, delivery and performance of each of
                  the other Operative Documents to which the Indenture Trustee is or will be a party has been duly authorized by all necessary action of the Indenture Trustee and each of such other Operative Documents has been or will be duly executed and delivered by the Indenture Trustee.

                  (c) No Conflicts. The execution and delivery by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America governing the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or the Indenture, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under, or result in the creation of any Lien attributable to it upon the Indenture Estate or any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture Company or its property is bound; provided, however, that no representation is made with respect to the right, power or authority of the Lease Indenture Company or the Indenture Trustee to act as operator of the Facility following a Lease Event of Default.

                  (d) Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (e) Litigation. There is no pending or, to the Actual Knowledge of the Lease Indenture Company, threatened action, suit, investigation or proceeding at law or in equity against the Lease Indenture Company, before any Governmental Entity which, if determined adversely to it, would materially adversely affect the ability of the Lease Indenture Company to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Indenture Trustee in the Indenture Estate.

                  Section 3.5 Representations and Warranties of Each Pass Through Trustee . Each Pass Through Trustee hereby represents and warrants that, as of the Closing Date:

                  (a) Due Organization, etc. Such Pass Through Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the power and authority, as Pass Through Trustee and/or in its individual capacity to the extent expressly provided herein or in the applicable Pass Through Trust Agreement, to enter into and perform its obligations under such Pass Through Trust Agreement, this Agreement and each of the other Operative Documents to which it is a party.

                  (b) Due Authorization; Enforceability; etc. (i) (A) The execution, delivery and performance of this Agreement and the applicable Pass Through Trust Agreement have been duly authorized by all necessary action of such Pass Through Trustee and this Agreement and the applicable Pass Through Trust Agreement have been duly executed and delivered by it, and (B) assuming the due authorization, execution and delivery of this Agreement and the applicable Pass Through Trust Agreement by each party hereto other than such Pass Through Trustee, each of this Agreement and the applicable Pass Through Trust Agreement constitutes a legal, valid and binding obligation of such Pass Through Trustee, enforceable against such Pass Through Trustee, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                         (ii) The execution, delivery and performance of each of
                  the other Operative Documents to which such Pass Through Trustee is or will be a party has been duly authorized by all necessary action of such Pass Through Trustee and each of such other Operative Documents has been or will be duly executed and delivered by such Pass Through Trustee.

                  (c) No Conflicts. The execution and delivery by such Pass Through Trustee of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by such Pass Through Trustee of the transactions contemplated hereby and thereby, and the compliance by such Pass Through Trustee with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of New York governing such Pass Through Trustee or the banking or trust powers of such Pass Through Trustee, or the applicable Pass Through Trust Agreement or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by such Pass Through Trustee under, or result in the creation of any Lien attributable to it upon the Certificates or any indenture, mortgage or other material contract, agreement or instrument to which such Pass Through Trustee is a party or by which such Pass Through Trustee or its property is bound; provided, however, that no representation is made with respect to the right, power or authority of such Pass Through Trustee to act as operator of the Facility following a Lease Event of Default.

                  (d) Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity governing its banking or trust powers is required for the due execution, delivery or performance by such Pass Through Trustee of this Agreement or the other Operative Documents to which such Pass Through Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                  (e) Litigation. There is no pending or, to the Actual Knowledge of such Pass Through Trustee, threatened action, suit, investigation or proceeding at law or in equity against such Pass Through Trustee before any Governmental Entity which, if determined adversely to it, would materially adversely affect the ability of such Pass Through Trustee to perform its obligations under this

         Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of such Pass Through Trustee in the Indenture Estate.


                                    SECTION 4

                               CLOSING CONDITIONS


                  The obligations of the Owner Participant, the Owner Trust, the Indenture Trustee, the Pass Through Trustees and AEE to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction of the following conditions, except that the obligations of any Person shall not be subject to such Person's (or any Affiliate of such Person's) own performance or compliance.

                  Section 4.1 Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing, in form and substance satisfactory to the Owner Participant and AEE, shall have been duly authorized, executed and delivered by the parties hereto and thereto, shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto. No event or condition shall have occurred that, with or without the lapse of time or the giving of notice, shall give any of the parties hereto the right to terminate any of the Operative Documents.

                  Section 4.2 Equity Investment. The Owner Participant shall have made the Equity Investment to the Owner Trust at the place and in the manner contemplated by Section 2.

                  Section 4.3 Certificates and Loan. The Certificate Purchase Agreement in respect of the Pass Through Certificates shall have been entered into and delivered by AEE and the Lead Underwriter and all conditions precedent therein to the issuance of the Pass Through Certificates shall have been satisfied or waived by the Initial Purchasers and such Initial Purchasers shall have purchased the Certificates pursuant to and in accordance with the terms of the Certificate Purchase Agreement and the Proceeds shall have been provided to the Owner Trust through the purchase by the Pass Through Trustees of the applicable Lessor Notes.

                  Section 4.4 Entity Documents. Each of the Transaction Parties shall have received certified copies of the organizational documents, by-laws or other governing documents of each of the other parties hereto and resolutions of the board of directors or comparable governing body of each such other party duly authorizing the Lease Financing and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by this Agreement and the Lease Financing, the taking of all requisite actions and other proceedings in connection therewith and the receipt of all internal approvals, including the satisfactory completion of all due diligence and receipt of all required credit approval by the Owner Participant and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.

                  Section 4.5 Representations and Warranties. The representations and warranties set forth in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and each of the Transaction Parties shall have received an Officer's Certificate of each of the other parties hereto, dated the Closing Date, to such effect.

                  Section 4.6 Officer's Certificate Regarding Disclosure. The Owner Participant and the Owner Trust shall have received an Officer's Certificate of AEE, dated the Closing Date, in form, scope and substance satisfactory to the Owner Participant and the Owner Trust confirming the truth and accuracy of the information specified in such Officer's Certificate.

                  Section 4.7 No Lease Events of Default; Events of Loss; Satisfaction of Conditions. No Lease Event of Default or Event of Loss or event that with the passage of time or giving of notice or both would constitute a Lease Event of Default or an Event of Loss or other material damage to the Facility or the other Assigned Assets shall have occurred and be continuing and all conditions under all Operative Documents that are required to be satisfied on the Closing Date shall have been either satisfied or waived.

                  Section 4.8 No Threatened Proceedings. No action, suit, investigation or proceeding shall have been instituted nor shall any governmental action be threatened before any Governmental Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Entity as of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Operative Documents or the Lease Financing.

                  Section 4.9 Consents. All third party consents and filings specified in the Asset Purchase Agreement necessary to consummate the Lease Financing shall have been duly obtained and shall be in full force and effect and in form and substance satisfactory to each of the Transaction Parties and each such party shall have received a copy of each such consent and all necessary filings shall have been made, including, but not limited to, the filings referred to in Section 4.19.

                  Section 4.10 Governmental Actions. All actions, if any, required to have been taken by any Governmental Entity on or prior to the Closing Date in connection with the transactions contemplated by any Operative Documents shall have been taken and all Governmental Approvals listed on
Schedule 3.1(d)(i) shall have been issued and shall be in full force and effect on the Closing Date; and each of the Transaction Parties shall have received a copy of each such Governmental Approval.

                  Section 4.11 Insurance. Insurance (including all related endorsements) complying with the requirements of Section 11 of the Lease shall be in full force and effect and all premiums thereon shall be current. The Owner Participant, the Owner Trust, the Indenture Trustee and the Pass Through Trustees shall each have received a certificate or certificates dated the Closing Date of the Insurance Consultant stating that such insurance is in full force and effect and shall be satisfactory in form and substance to the Owner Participant and the Reviewing Insurance Consultant.

                  Section 4.12 Engineering Report. The Owner Participant shall have received a copy of the Engineering Report prepared by the Independent Engineer, in form and substance satisfactory to the Owner Participant.

                  Section 4.13 Environmental Report. The Owner Participant and the Owner Trust shall each have received a copy of the Environmental Report and the Phase I and Phase II reports upon which the Environmental Report is based and the report of the Environmental Consultant, which reports shall each be satisfactory in form and substance to the Owner Participant and the Reviewing Environmental Consultant and the Owner Participant shall be satisfied with the environmental risk and indemnities associated with the Facility and the Facility Site.

                  Section 4.14 Survey. The Owner Participant shall have received a survey of the Facility Site in form satisfactory to the Owner Participant and the Owner Participant shall be satisfied with the adequacy of the Facility Site and any other lists of equipment and plans and drawings, as reasonably requested by the Owner Participant.

                  Section 4.15 Appraisal; Condition of the Facility. The Owner Participant shall have received the Closing Appraisal prepared by the Appraiser and related tax opinion, each in form and substance satisfactory to the Owner Participant, and the Owner Participant shall be satisfied that the Facility shall be in the condition described in such Closing Appraisal. AEE shall have received an appraisal from the Appraiser in form and substance satisfactory to it and a copy of such appraisal shall be given to the Owner Participant.

                  Section 4.16 Market Report. The Owner Participant shall have received a copy of the Market Report prepared by the Market Consultant, which report shall be addressed to the Owner Participant and otherwise be satisfactory in form and substance to the Owner Participant and the Reviewing Market Consultant.

                  Section 4.17 Fuel Report. The Owner Participant shall have received a copy of the Fuel Report prepared by the Fuel Consultant addressed to the Owner Participant which shall be satisfactory in form and substance to the Owner Participant.

                  Section 4.18 Opinions of Counsel. Each of the Transaction Parties shall have received an opinion, dated the Closing Date, in form, scope and substance satisfactory to such party, of the following counsel:

                  (a) Chadbourne & Parke LLP, special counsel and special tax counsel to AEE;

                  (b) William Luraschi, special counsel to AEE;

                  (c) Paul, Hastings, Janofsky & Walker LLP, special counsel to the Owner Participant;

                  (d) Morris, James, Hitchens & Williams, special Delaware counsel to the Owner Trust and the Trustee; and

                  (e) Winthrop, Stimson, Putnam & Roberts, special counsel to the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees, and the Depositary Agent.

                  Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4.18 and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person.

                  Section 4.19 Recordings and Filings. All filings and recordings listed on Schedule 4.19 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid; and the filing of all precautionary financing statements under the Uniform Commercial Code of New York and any other documents as may be reasonably requested by counsel to the Owner Participant, the Owner Trust, the Indenture Trustee or the Pass Through Trustees to perfect the right, title and interest of the Owner Trust in the Lessor's Interest or any part thereof or interest therein, and the Lien of the Indenture, shall have been made.

                  Section 4.20 Funding of Accounts; Payment Undertaking. AEE shall have funded the Rent Reserve Account with an amount equal to the Rent Reserve Account Required Balance or shall have provided the Rent Reserve Payment Undertaking Agreement in such amount, in form and substance satisfactory to the Indenture Trustee and the Owner Trust, and shall have deposited into the Additional Liquidity Account the Additional Liquidity Initial Deposit.

                  Section 4.21 Taxes. All Taxes (including any sales tax or transfer tax), if any, due and payable on or before the Closing Date in connection with the acquisition of the Assigned Assets, the execution, delivery, recording and filing of any Operative Document, or any document or instrument contemplated thereby and the Lease Financing shall have been duly paid in full.

                  Section 4.22 No Changes in Applicable Law. No change shall have occurred in any Applicable Law that would make it illegal for the Owner Participant or any Other Owner Participant, the Owner Trust, the Indenture Trustee, the Pass Through Trustees, AEE, AEE 2 or AES NY3 to participate in or take any action contemplated by the Lease Financing or which would otherwise subject the Owner Participant or the Owner Trust to any public utility regulation of any Governmental Entity or Applicable Law that in the reasonable opinion of the Owner Participant is burdensome, or would subject its interest in the Lease to any rate of return regulation by any Governmental Entity, in either case by reason of the participation of the Owner Trust or such Owner Participant in the Lease Financing.

                  Section 4.23 Registered Agent for AEE. CT Corporation System shall have been appointed by AEE as registered agent for service of process in the State of New York as provided in the Operative Documents and CT Corporation System shall have accepted such appointment.

                  Section 4.24 Off-Balance Sheet Treatment. The net present value of Basic Rent during the Lease Fixed Term discounted at the Lessee's incremental borrowing rate shall satisfy the 90% test for off-balance sheet treatment under FAS 13.

                  Section 4.25 Rent Adjustments. As to AEE, no rent adjustment made or contemplated on the Closing Date (other than adjustments to reflect a change in the actual interest rate on the Pass Through Certificates or a change in the Closing Date) shall cause the net present value of Basic Rent on a percentage basis discounted at the Discount Rate to increase by more than 100 basis points from the amount set forth in the Pricing

Assumptions. As to the Owner Participant, no rent adjustment made or contemplated on the Closing Date shall cause a material adverse change in the projected Coverage Ratios from those set forth in the Base Case Projections.

                  Section 4.26 Title Insurance. The Title Policies shall have been delivered to AEE, the Owner Trust and the Indenture Trustee.

                  Section 4.27 Acquisition of Assigned Assets. AEE and/or the Owner Trust and/or each Other Lessor and Related Lessor shall have acquired all of the Assigned Assets. AES NY3 shall have acquired all of the capital stock of Somerset Railroad.

                  Section 4.28 Credit Rating. The Pass Through Certificates shall be rated at least Ba1 by Moody's and BBB- by S&P.

                  Section 4.29 Working Capital Facility. AEE shall have entered into the Working Capital Facility with the Working Capital Provider.

                  Section 4.30 Pro Forma Balance Sheet. AEE shall have delivered an updated Pro Forma Balance Sheet to the Owner Participant, in form and substance satisfactory to the Owner Participant, which Pro Forma Balance Sheet shall demonstrate, among other things, that AEE has the financial capacity to construct and pay for the SCR to be installed at the Related Facility.

                  Section 4.31 FERC Certification. All notices and related filings (a) complying with the requirements of 18 C.F.R. Part 365 have been duly filed with the FERC and (b) complying with the requirements of 17 C.F.R. Section 250.7(d) have been duly filed with the Securities and Exchange Commission; and copies of all such notices and filings shall have been delivered to the Owner Participant, the Owner Trust and the Indenture Trustee, and neither the FERC nor the Securities and Exchange Commission shall have rescinded any of their respective orders or otherwise imposed a burdensome requirement on the Owner Participant, the Owner Trust or the Indenture Trustee.

                  Section 4.32 Vibration Agreement. AEE shall have entered into an agreement, in form, scope and substance reasonably satisfactory to the Owner Trust and the Owner Participant evidencing resolution of any issues relating to the turbine vibrations observed in the number 9 bearing of the turbine-generator at the Related Facility.

                  Section 4.33 Ash Disposal. Each of the New York Public Service Commission and the New York Department of Environmental Conservation shall have executed and delivered a Memorandum of Understanding in form and substance satisfactory to the Owner Trust and the Owner Participant regarding the removal and disposal of ash from the Related Facility and resolution of jurisdictional claims between such agencies.

                  Section 4.34 Parent Guaranty. The Owner Participant shall have caused its parent to execute and deliver to the other Transaction Parties an Owner Participant Guaranty.

                  Section 4.35 Coal Hauling Agreement and Interconnection Agreement. On or before the Closing Date, each of the Coal Hauling Agreement and the Interconnection Agreement shall have been duly authorized, executed and delivered by each of the parties thereto, shall be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto.


                                    SECTION 5

                          AFFIRMATIVE COVENANTS OF AEE


                  AEE covenants and agrees with each of the other parties hereto that:

                  Section 5.1 Maintenance of Existence. Except as permitted by
Section 6.3, AEE will at all times, at its expense, do or cause to be done all things necessary to preserve and keep in full force and effect its and each of the AEE Entities' legal existence and qualification to do business in any state in which the conduct of their respective business or ownership or leasing of assets used in such business requires such qualification and where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect.

                  Section 5.2 Required Notices. AEE will provide the Owner Participant, the Owner Trust and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees prompt written notice of any of the following (i) the execution or termination of any PPA (or a related series of PPAs with the same third party purchaser) with a term in excess of 12 months, for the sale at a scheduled price of more than 25% of the aggregate capacity and energy of the Facility, the Related Facility and the Additional Facilities; (ii) the initiation, filing or settlement of a significant litigation matter by or against any AEE Entity;
(iii) any anticipated change in its chief executive office, its principal place of business, its name or the place where AEE maintains its business records (which notice shall, in the event contemplated by this clause (iii), be provided no later than 10 business days prior to such change); and (iv) immediately upon obtaining Actual Knowledge of (a) any Lease Material Default, Lease Event of Default, Event of Loss or other material damage to the Facility, the Related Facility or either of the Additional Facilities;
(b) any litigation, change in its or any AEE Entity's business or financial condition or event of force majeure, if it could reasonably be expected to result in a Material Adverse Effect; (c) the existence of any Lessee Liens; (d) any labor strike that directly affects AEE or AEE 2; and (e) the incurrence of any Permitted Indebtedness in a principal amount in excess of $20 million.

                  Section 5.3 Delivery of Financial Statements; No Default Certificate; Annual Operating Budget; Monthly Operations Report. (a) AEE shall deliver to the Owner Participant, the Owner Trust and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, as soon as practicable after the end of each fiscal year but in no event later than 120 days after the end of such year,
(i) a consolidated balance sheet of AEE and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year (together with footnotes thereto and a discussion and analysis), setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all prepared in accordance with GAAP and reported on and audited by an independent public accountant of nationally recognized standing, together with any other information required to be filed with the Securities and Exchange Commission in respect of the Pass Through Certificates under applicable securities laws, (ii) an Officer's Certificate of AEE stating that (A) the signer has made, or caused to be made under its supervision, a review of this Agreement and the other Operative Documents; and (B) such review has not disclosed the existence during such fiscal year (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action AEE has taken or proposes to take with respect thereto, (iii) an Officer's Certificate of AEE stating whether any change in Applicable Law has occurred during the previous fiscal year that would result in a Material Adverse Effect and if such Applicable Law has been enacted what action AEE has taken or proposes to take with respect thereto including establishing a plan to implement such action (which plan shall be reasonably satisfactory to the Owner Participant); AEE shall update the Owner Participant annually on the implementation of such plan (including any changes to such plan), (iv) a copy of FERC Form No. 1 to the extent filed with FERC pursuant to 18 C.F.R. Section 141.1, and (v) a list of Ineligible Transferees (it being the understanding of the parties that, if such a list is not delivered in any fiscal year, the previous such list delivered pursuant hereto shall apply for such fiscal year).

                  (b) AEE shall deliver to the Owner Participant, the Owner Trust and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, as soon as reasonably practicable after the end of each fiscal quarter but in no event later than 60 days after the end of such quarter (i) an unaudited consolidated balance sheet of AEE and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of AEE's fiscal year ended at the end of such quarter, and the related consolidated statements of cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, in each case setting forth comparative figures for previous dates and periods, to the extent available, and prepared in accordance with GAAP (subject to normal year-end adjustments), and (ii) an Officer's Certificate of AEE stating that (A) the signer has made, or caused to be made under its supervision, a review of this Agreement and the other Operative Documents; and (B) such review has not disclosed the existence during such fiscal quarter (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action AEE has taken or proposes to take with respect thereto.

                  (c) AEE shall, at least 30 days prior to the commencement of any fiscal year of AEE, provide to the Owner Participant and, upon the written request, of a holder of a beneficial interest in the Pass Through Certificates and subject to such holder entering into a confidentiality agreement covering the matters set forth in Section 16.16, such holder the final Annual Operating Budget for such fiscal year, together with confirmation by the Independent Engineer that such budget is based on reasonable assumptions and is prepared in accordance with Section 5.9 (including taking into account the applicable "AEE Life Extension Forecast" described in the Engineering Report). The Annual Operating Budgets shall be deemed Confidential Information for purposes of
Section 16.16. Such Annual Operating Budget shall include Pro Forma projections and projections indicating updated projected Coverage Ratios (taking the Independent Forecast into account for such rental period) through the end of the Lease Term and shall indicate projected changes, if any, in the Rent Reserve Account and the Additional Liquidity Account.

                  (d) AEE shall furnish to the Owner Participant and, subject to a holder of a beneficial interest in the Pass Through Certificates entering into a confidentiality agreement covering the matters set forth in Section 16.16, such holder from time to time such information as it shall reasonably request concerning the Facility and the Facility Site, including information concerning the condition, operation, maintenance and use of the Facility and the Facility Site and such other financial or operating information as it shall reasonably request and which are routinely made available to creditors of AEE or AES, to the extent AEE or AES possesses such information or can reasonably obtain such information. To the extent such information consists of information contained in records kept by AEE, AES or its Affiliates, such information shall be furnished by AEE without cost to the recipient. Such information shall be deemed Confidential Information for purposes of Section 16.16.

                  (e) For any period that AEE is subject to the periodic reporting and informational requirements of the Exchange Act, AEE shall deliver to the Owner Participant, the Owner Trust and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees (for distribution to the Certificateholders), copies of all such periodic reports and information required under the Exchange Act and any other applicable securities laws within a reasonable period of time.

                  (f) As soon as practicable following the end of each month, AEE shall deliver to the Owner Participant and, upon the written request, of a holder of a beneficial interest in the Pass Through Certificates and subject to such holder entering into a confidentiality agreement covering the matters set forth in Section 16.16, such holder a Monthly Operations Report for each of the Facility and the Additional Facilities. AEE agrees to amend the Monthly Operations Report to include such additional operation and maintenance information as the Owner Participant may reasonably request. The Monthly Operations Reports shall be deemed Confidential Information for purposes of
Section 16.16.

                  Section 5.4 Books and Accounts. AEE will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operation of AEE (including of the Facility) and the AEE Entities in which full, true, correct and complete entries in conformity with GAAP consistently applied and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. AEE will create and maintain its books, records, accounts and financial statements and those of the AEE Entities separately from any of their other Affiliates and shall be responsible for its own expenses and other liabilities. AEE shall, unless otherwise directed by a court of competent jurisdiction, keep books of account or records concerning the accounts, inventory, contract rights, equipment and proceeds of AEE and the AEE Entities at its chief executive office and principal place of business or such other address of which all other Transaction Parties shall have received written notice.

                  Section 5.5 Compliance with Law. AEE shall, and shall cause each of the AEE Entities to, comply in all material respects with Applicable Laws including, without limitation, all Applicable Laws in respect of (a) the conduct of its business as currently conducted and as proposed to be conducted and the ownership, operation and use of its property (including those relating to environmental standards and controls), (b) the production and sale of electric energy, (c) the performance of its obligations under the Operative Documents, and (d) ERISA and the regulations and published interpretations thereunder, in each case except where such non-compliance is the subject of a Permitted Contest.

                  Section 5.6 Maintain Licenses and Permits. AEE shall, and, as applicable, shall cause each AEE Entity to, obtain and maintain all necessary Governmental Approvals required to operate the Facility, the Related Facility and the Additional Facilities and sell the energy and capacity therefrom at wholesale (including all such licenses and approvals needed to maintain its status as an "Exempt Wholesale Generator" pursuant to PUHCA) except where (a) the failure to so obtain or maintain could not reasonably be expected to result in a Material Adverse Effect, or (b) the Governmental Approvals, licenses, authorizations or permits are anticipated to be routinely granted at a later date in the ordinary course.

                  Section 5.7 Pay Taxes. AEE shall, and shall cause each of the AEE Subsidiaries to, before delinquency, file all required tax returns and pay all taxes, assessments, and governmental charges or levies, lawfully imposed on it or upon its income or profits due and payable prior to the date on which penalties attach thereto. AEE shall have the right, however, to diligently contest in good faith the validity or amount of any such tax by proper proceedings timely instituted, and may permit the taxes so contested to remain unpaid during the period of such contest if (a) AEE diligently prosecutes such contest, (b) during the period of such contest, the enforcement of any contested tax is effectively stayed, (c) AEE sets aside adequate cash reserves with respect to the contested tax, (d) such contest is a Permitted Contest and (e) such contest does not delay the ultimate imposition of the consequences of an adverse determination beyond expiration of the Lease Term (without regard to any further extensions or renewals thereof). AEE shall promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record unless such judgment is then being appealed and enforcement thereof is stayed pending appeal.

                  Section 5.8 Maintain AEE Subsidiaries; Insurance on Additional Facilities. AEE shall take all actions required to cause each of the AEE Subsidiaries (a) to remain as a wholly-owned subsidiary of AEE and (b) collectively to operate and maintain (i) the Facility and each of the Additional Facilities for so long as the Lease is in effect and (ii) the Related Facility for so long as any Related Lease is in effect. AEE agrees to cause the Additional Facilities to be insured (and subject to adjustments) to the same extent as the Facility is required to be insured under the Lease; any insurance proceeds thereof shall be paid to AEE for application in repair or replacement of the affected property.

                  Section 5.9 Annual Operating Budget. AEE shall cause each of the Facility, the Related Facility and the Additional Facilities to be operated and maintained in accordance with the Annual Operating Budget and shall not permit the aggregate expenditures in any year for Operating and Maintenance Costs to exceed 125% of the amount set forth in the Annual Operating Budget. Copies of the Annual Operating Budget for each calendar year shall be furnished by AEE to the Independent Engineer at least 30 days before final adoption thereof. Any amendment, modification or reallocation of the Annual Operating Budget by AEE that would cause a change of more than 25% (positive or negative) in the amounts set forth in the Annual Operating Budget, shall be accompanied by confirmation of the Independent Engineer that such amendment, modification or reallocation is based on reasonable assumptions. For purposes of this Section 5.9, fuel costs shall not be included in the calculation of the percentage change (positive or negative) in the amounts specified in the Annual Operating Budget.

                  Section 5.10 Further Assurances. AEE, at its own expense and liability, shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances within its control as may be necessary in order to carry out the intent and purposes of this Participation Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby. AEE, at its own cost, expense and liability, will cause such financing statements, fixture filings (and continuation statements with respect thereto) and mortgage amendments as may be necessary and such other documents as the Owner Trust, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees shall reasonably request to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary in order to establish, preserve, protect and perfect the right, title and interest of the Owner Trust in and to the Undivided Interest, the Ground Interest or the Easements under the Site Lease, or any portion thereof or interest therein, and the interest of the Mortgagee in the Mortgaged Property, and AEE will record or cause to be recorded the Memorandum of Lease, the Memorandum of Site Lease and the Memorandum of Site Sublease within 30 days after the Closing Date. AEE shall promptly from time to time furnish to the Owner Trust, the Owner Participant, or, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee or any Pass Through Trustee such information with respect to the Facility, the Facility Site or the Lease Financing to which AEE is a party or a recipient as may be required to enable the Owner Trust, the Owner Participant, or, so long as the Lien of the Indenture shall not have been terminated or discharged, the

Indenture Trustee or any Pass Through Trustee such information with respect to the Facility, the Facility Site or the Lease Financing to which AEE is a party or a recipient as may be required to enable the Owner Trust, the Owner Participant, or, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee or any Pass Through Trustee, as the case may be, to timely file with any Governmental Entity any reports and obtain any licenses or permits required to be filed or obtained by the Owner Trust under any Operative Document or the Owner Participant as the owner of the Beneficial Interest.

                  Section 5.11 Public Utility Regulation. AEE agrees to cooperate with the Owner Participant, the Owner Trust and the Indenture Trustee and to take reasonable measures to alleviate the source or consequence of any regulation constituting a Regulatory Event of Loss; provided, that AEE shall not be required to take any action (other than any action that it otherwise is required to take pursuant to the Operative Documents) which causes AEE to incur any cost or expense not indemnified by such Person.

                  Section 5.12 Certain Tax Treatments. In filing all federal, and to the extent applicable, state and local, income tax returns, AEE will accrue Rent pursuant to and in accordance with Section 467(b)(1) of the Code except to the extent such accrual is inconsistent with a Final Determination binding on AEE with respect to this issue.

                  Section 5.13 Liens. AEE shall promptly notify the Owner Trust and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee of the imposition of any Lessee Lien, of which the Lessee has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lessee Lien.

                  Section 5.14 Indenture. (a) AEE acknowledges receipt of a copy of the Indenture, the Mortgage and the Assignment of Leases. In order to secure the indebtedness evidenced by the Lessor Notes and the other obligations referred to in and secured by the Indenture, the Mortgage and the Assignment of Leases, the Owner Trust has provided in the Indenture, the Mortgage and the Assignment of Leases, among other things, for the creation in favor of the Indenture Trustee (for the benefit of the Noteholders) of a first mortgage lien and first priority security interest in and assignment of the Indenture Estate and for the assignment by the Owner Trust to the Indenture Trustee of all right, title and interest of the Owner Trust in and to the Assigned Documents, to the extent provided in the Indenture, the Mortgage and the Assignment of Leases.

                  (b) AEE agrees and consents:

                          (i) to the assignment to the Indenture Trustee
                  pursuant to the Indenture, the Mortgage and the Assignment of Leases of the Lease and all Rents (other than Excepted Payments) payable by AEE thereunder and (except as otherwise provided in the Indenture and the Mortgage) all rights of the Owner Trust thereunder;

                         (ii) that, without limiting any other provision of the
                  Operative Documents that expressly vests the same in the Indenture Trustee for the benefit of the Certificateholders, the Indenture Trustee shall have the right to exercise all rights of the Owner Trust under the Lease (including without limitation, the right to consent to the taking of any action, the making of any determination or election or the granting of any waiver, in each case by the Owner Trust thereunder) and the right to receive notices given or required to be given to the Owner Trust thereunder except, in each case, for Excepted Rights and as otherwise provided in the Indenture and the Mortgage;

                        (iii) that all Rent (other than Excepted Payments) due
                  and to become due and payable by the Lessee under the Lease has been assigned by the Owner Trust pursuant to the Indenture, the Mortgage and the Assignment of Leases and that, pursuant to such assignment, will be duly and promptly paid to the Indenture Trustee when due by AEE without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction for any reason whatsoever (including, without limitation, the circumstances described in Section 9.1 of the Lease);

                         (iv) subject to the Indenture, the Mortgage and the
                  Assignment of Leases, and the Excepted Rights, that any notice, consent, election, determination, waiver or other action given or taken as to AEE by the Indenture Trustee as assignee of the Owner Trust's rights under the Lease shall have the same force and effect as a notice, consent, election, determination, waiver or other action given or taken by the Owner Trust under the Lease and that in the event of an inconsistent notice, consent, election, determination, waiver or other action given or taken from or by the Owner Trust and from or by the Indenture Trustee, the notice, consent, election, determination, waiver or other action given or taken from or by the Indenture Trustee shall control;

                          (v) that the Indenture Trustee shall not, by reason of
                  the Indenture and the Mortgage or any other Operative Document, be subject to any obligation, duty or liability under the Lease, except (A) as provided in Section 4.12 of the Indenture, (B) that when the Indenture Trustee is exercising rights under the Lease it shall do so in accordance with the terms and conditions thereof and (C) if the Indenture Trustee has foreclosed on the Owner Trust (or exercised a comparable remedy) and acquired the position of the Owner Trust under the Lease; and

                         (vi) to all of the terms and conditions of the
                  Indenture, the Mortgage and the Assignment of Leases.

                  Section 5.15 Support Agreements. AEE agrees that, to the extent that the rights described in the Support Agreements, which have already been made available to the Owner Trust prior to the expiration or termination of the Lease Term, are insufficient to permit on a commercially practicable basis, during the period following the expiration or termination of the Lease Term, (a) the location, occupation, interconnection, maintenance and repair of the Facility, (b) the use, operation and possession of the Facility, (c) the construction, use, operation, possession, maintenance, replacement, renewal and repair of all Modifications to the Facility, (d) appropriate ingress to and egress from the Facility and the Facility Site for any reasonable purpose in connection with the exercise of rights under the Operative Documents and such Person's interest in the Undivided Interest or (e) the procurement of transmission services from the Facility Site to enable such Person to deliver the portion of the net electrical output of the Facility to the extent of the Undivided Interest in a commercially efficient manner and on commercially reasonable terms, AEE will arrange to provide the Owner Trust, promptly upon the written request of the Owner Trust, with any services relating to the ownership and operation of the Facility (to the extent AEE is capable of and remains in the business of providing such services and such services cannot reasonably and timely be obtained from third parties) necessary to permit the Owner Trust to use the Facility as described in (a) through (e) above. Except as otherwise provided in any Support Agreement, any such services provided by AEE will provide for fair market value compensation to AEE (as determined by agreement or, absent agreement, by an appraisal conducted according to the Appraisal Procedure) and will terminate upon the expiration or termination of the Site Lease, or will provide for some or all of such services to be earlier terminated at the option of the Owner Trust. The cost of an appraisal conducted pursuant to this Section shall be borne equally by the Owner Trust (and the Other Lessors) and AEE.

                  Section 5.16 Notice of Payment of Supplemental Rent. AEE agrees that if and when it shall be required to make any payment in respect of Supplemental Rent pursuant to the Operative Documents, it shall provide along with such payment a notice setting forth the reason for and amount of such payment.

                  Section 5.17 Independent Forecast. AEE shall furnish or cause to be furnished to the Owner Trust, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees no later than 30 days following January 1, 2001 and biennially thereafter, a report (an "Independent Forecast") prepared by a qualified independent consultant experienced in forecasting power prices and coal prices, respectively (selected by AEE and reasonably acceptable to the Owner Participant, provided that AEE shall notify the Owner Participant of its selection of consultant and unless the Owner Participant shall object to such selection by AEE within 10 Business Days of receipt of notice thereof, such consultant shall be deemed acceptable by the Owner Participant), which sets forth projections of (A) electricity prices (and the basis on which such prices are to be applied (e.g., energy and capacity)) for the NYPP market applicable to the Facility, the Related Facility and the Additional Facilities (or if such market no longer exists in the form contemplated as of the Closing Date, any successor market or substitute market as determined in good faith by AEE which approximates, to the extent practicable, such region) and (B) coal prices on a delivered basis to the Assigned Assets, in each case on at least an annual basis through the Lease Expiration Date. For purposes of calculating the projected revenues and expenses under the Operative Documents, AEE shall use (1) for electricity prices either (x) the electricity prices forecast in the most recently furnished Independent Forecast, in each case, during the relevant period of calculation, or (y) if and to the extent that electricity sales during the relevant period of calculation are made pursuant to one or more power sales agreements at prices other than prices which are by their terms pool-based market prices, the electricity prices under such power sales agreements and (2) for coal prices, either (x) to the extent that coal is not purchased pursuant to one or more purchase agreements, the coal prices forecasted in the most recently furnished Independent Forecast, in each case, during the relevant period of calculation, or (y) if and to the extent that coal purchases during the relevant period of calculation are made pursuant to one or more purchase agreements, the coal prices under such coal purchase agreements.

                  Section 5.18 Legally Distinct Parcel. AEE shall take all necessary actions within 12 months of the Closing Date to ensure that the Facility Site shall constitute a legally distinct parcel or parcels that is (or are) separately taxed and can be independently and validly conveyed, to the extent that the foregoing is permitted under Applicable Law.

                  Section 5.19 Coal Hauling Agreement. AEE shall comply with all of the terms of the Coal Hauling Agreement applicable to it, the non-performance of which could result in a Material Adverse Effect and shall take all necessary actions to enforce the Coal Hauling Agreement in the event of any non-compliance with any of the terms thereof by Somerset Railroad or AES NY3, as the case may be.

                  Section 5.20 AEE Revenues. AEE shall, and shall cause each AEE Subsidiary to, cause all AEE Revenues to be deposited directly into the Revenue Account (except, to the extent provided in the Depositary Agreement, for any revenues received by any AEE Entity under any Operation and Maintenance Agreement).

                  Section 5.21 Maintenance of Payment Undertaking Agreements. So long as the Lien of the Indenture shall not have been terminated or discharged, AEE shall, to the extent commercially reasonable, maintain the portion of the Rent Reserve Account Required Balance and the Special Rent Reserve Account Required Balance that is to be applied to the payment of Basic Rent in the form of a Payment Undertaking Agreement and shall replenish any amounts drawn thereunder as soon as it is commercially reasonable to do so; provided, however, that AEE shall be obligated to (a) maintain or replenish a Special Rent Reserve Account Payment Undertaking Agreement only if such amount is more than $15,000,000, (b) maintain a Rent Reserve Account Payment Undertaking Agreement only if such amount is more than $5,000,000 and (c) replenish a Rent Reserve Account Payment Undertaking Agreement only if such amount is more than $1,000,000.

                  Section 5.22 Assignment of Payment Undertakings. With the exception of the Additional Liquidity Account, or amounts in respect of the Additional Liquidity Required Balance, AEE shall assign its interest in any Payment Undertaking Agreement to the Owner Trust for further assignment to the Indenture Trustee.


                                    SECTION 6

                            NEGATIVE COVENANTS OF AEE


                  AEE covenants and agrees with each of the parties hereto that:

                  Section 6.1 Incurrence of Indebtedness. AEE will not, and will not permit any AEE Subsidiary to, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness except for Permitted Indebtedness. Any incurrence of Permitted Indebtedness shall constitute a representation and warranty of AEE that all conditions to such incurrence have been satisfied. For the avoidance of doubt, the parties hereto agree that nothing in this Section 6.1 shall require AEE or any AEE Subsidiary to discharge or otherwise prepay any Indebtedness properly incurred at the time of issuance. Neither AES NY3 nor Somerset Railroad will incur any Indebtedness without the prior written consent of the Owner Participant except that no such written consent shall be required in respect of (a) the Rail Credit Facility or (b) any operating leases in respect of Rail Assets.

                  Section 6.2 Restricted Payments. (a) Notwithstanding any provision to the contrary set forth in the Depositary Agreement, AEE will not make any Distribution (and AEE will not permit any AEE Subsidiary to make any Distribution other than to AEE or any other AEE Subsidiary) unless such Distribution is made on or within 5 Business Days after a Rent Payment Date (commencing with the Rent Payment Date occurring July 2, 2000 as specified in clause (vii) below) and at the time of such Distribution the following conditions are satisfied:

                           (i) all Rent, including Deferrable Payments, shall
                  have been paid to date;

                           (ii) amounts on deposit or deemed on deposit pursuant
                  to Section 3.1 of the Depositary Agreement in the Rent Reserve Account, the Additional Liquidity Account and the Special Rent Reserve Account shall be equal to or greater than the Rent Reserve Account Required Balance, the Additional Liquidity Required Balance or the Special Rent Reserve Account Required Balance, as applicable;

                           (iii) no Lease Material Default, Lease Event of
                  Default or event of default under any Permitted Indebtedness shall have occurred and be then continuing;

                           (iv) no amounts shall be outstanding under the
                  Working Capital Facility;

                           (v) AEE has no indemnity currently due and payable
                  under Section 10 of the Participation Agreement or under any other Operative Document or any obligation to fund the Indemnity Account pursuant to Section 5.5(e) or Section 5.6 of the Lease;

                           (vi) the Coverage Ratios for each of the two
                  semi-annual Rent Payment Periods immediately preceding such Rent Payment Date (based on actual operating history) shall be equal to or greater than the Required Coverage Ratio and the Pro Forma Coverage Ratios for each of the four semi-annual periods immediately succeeding such Rent Payment Date

                  (based on Pro Forma) shall be equal to or greater than the Required Coverage Ratio;

                           (vii) notwithstanding the foregoing, the first Rent
                  Payment Date on which AEE shall be entitled to make a Distribution shall be July 2, 2000; on such date for the purpose of determining the satisfaction of the condition in clause (vi) above, only the semi-annual period immediately preceding such date shall be relevant;

                           (viii) with respect to the Rail Credit Facility, no
                  event of default shall have occurred and be then continuing thereunder and the remaining term of the Rail Credit Facility shall not be less than 30 days; and

                           (ix) AEE shall have delivered an Officer's
                  Certificate certifying that all conditions specified in this
                  Section 6.2(a) have been satisfied.

                  (b) For purposes of Section 6.1 and this Section 6.2, all calculations of Coverage Ratios shall be Pro Forma for any Permitted Indebtedness, including the effects of such Permitted Indebtedness, and any assets reasonably expected to be acquired in connection therewith and the consummation of any related transactions.

                  (c) The making of a Distribution by AEE shall be deemed to be a representation by AEE at the time of such transaction that the conditions permitting such transaction shall have been satisfied.

                  Section 6.3 Merger, Consolidation. (a) AEE will not, and will not permit AES NY or any AEE Subsidiary, to consolidate or merge with or into any other Person, unless AEE shall have provided 10 Business Days prior written notice to the Owner Trust, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees and immediately after giving effect to such transaction:

                           (i) no Lease Material Default or Lease Event of
                  Default shall have occurred and be continuing;

                           (ii) the entity resulting from such consolidation or
                  surviving in such merger shall be (A) in the case of AEE, AEE
                  (B) in the case of AES NY, AES NY and (C) in the case of any AEE Subsidiary, AEE or any such AEE Subsidiary;

                           (iii) the Rating Agencies shall have confirmed in
                  writing that, after giving effect to such merger or consolidation, the credit rating of the Pass Through Certificates shall not be less than (A) Baa2 by Moody's and BBB by S&P in the case of a consolidation or merger involving AEE and (B) that rating then in effect in the case of a consolidation or merger involving AES NY or any AEE Subsidiary; and

                           (iv) AEE shall have delivered to the Owner Trust and,
                  so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee a certificate of a Responsible Officer of AEE certifying that the provisions of this Section 6.3(a) have been complied with together with such other documentation as the Owner Participant may reasonably require to determine compliance with this Section 6.3.

                  (b) All costs and expenses of any transaction contemplated under this Section 6.3 incurred by any Transaction Party shall be the responsibility of AEE, payable on an After-Tax Basis.

                  (c) Except as otherwise expressly permitted under Section 6.9 (Assignment), or under Section 7.1 (Maintenance) or 19 (Lessee's Right to Sublease) of the Lease, AEE shall not, and shall not permit AEE 2 or any other AEE Subsidiary (i) to liquidate, wind up or dissolve or (ii) to transfer or otherwise dispose of its property, assets or business or to purchase, lease or acquire property or other assets, to or from any Person or Persons in one or a series of transactions, except that in the case of clause (ii) the foregoing shall not apply to any of the following: (A) any such transaction in the ordinary course of business of AEE or any AEE Subsidiary, (B) any transfer or other disposition of emission allowances or the Additional Land to a third party purchaser, (C) any Permitted Affiliate Transaction and (D) subject to the prior written consent of the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee, the transfer or other disposition of the Related Facility (at any time when it is owned by AEE or any Affiliate thereof, unless acquired by AEE or such Affiliate as a result of an "Event of Loss" as defined in the Related Lease) or either of the Additional Facilities.

                  Section 6.4 Limitation on Liens. AEE will not, and will not permit any AEE Subsidiary to, create, incur, assume or suffer to exist any Lessee Liens other than Permitted Liens.

                  Section 6.5 Limitations on Activities of AEE. AEE will not, and will not permit any AEE Entity to, engage in any business other than the lease, acquisition, ownership, operation, repowering or expansion of the Assigned Assets and the capital stock of Somerset Railroad and the sale of electricity or capacity generated by, and products derived from, and waste generated by, the Facility (including emission allowances) and related activities.

                  Section 6.6 Prohibited Transactions with Affiliates. (a) AEE will not, and will not permit any AEE Subsidiary to, enter into any transactions with an Affiliate, other than Permitted Affiliate Transactions, without the prior written consent of the Owner Participant.

                  (b) Notwithstanding the foregoing, in the event any Rent (including Deferrable Payments) then due is not paid or the Rent Reserve Account, the Additional Liquidity Account or the Special Rent Reserve Account, if applicable, is not fully funded or any Lease Material Default or Lease Event of Default shall have occurred and be then continuing, the Owner Participant shall have the right (but not the obligation) to appoint a qualified independent consultant, at the expense of AEE, to review the terms (including pricing, terms and conditions) of any or all of the Permitted Affiliate Transactions described in clause (c) of the definition thereof. In the event that such consultant determines that the Market Certification previously delivered with respect to such Permitted Affiliate Transaction is no longer valid, at no price reduction, cost or penalty to AEE, AEE shall cause such Permitted Affiliate Transaction to be amended to reflect market terms (as such Consultant shall confirm).

                  Section 6.7 Limitations on Investments. AEE shall not make or authorize any investments other than Permitted Investments as set forth in
Section 2.12 of the Depositary Agreement. AEE shall be permitted to direct the investment of amounts in all Accounts in Permitted Investments so long as no Material Lease Default or Lease Event of Default shall have occurred and be then continuing.

                  Section 6.8 No Abandonment. Except as contemplated by the Lease, AEE shall not, and shall not permit any AEE Entity to, abandon or agree to abandon the operation or maintenance of the Facility or otherwise cease to diligently pursue the operation and maintenance of the Facility in accordance with Prudent Industry Practice or voluntarily reduce the operations of the Facility in any material respect (except to the extent required by customary maintenance procedures) prior to the end of the Lease Term. Subject to the prior written consent of the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee, AEE shall not, and shall not permit any AEE Entity to, abandon or agree to abandon the operation or maintenance of either of the Additional Facilities or otherwise cease to diligently pursue the operation and maintenance of such Additional Facilities in accordance with Prudent Industry Practice (except to the extent required by customary maintenance procedures), during the expected useful life of such Additional Facility.

                  Section 6.9 Assignment. (a) Except as set forth in clause (b) hereof or Section 19 of the Lease, AEE may not Transfer the Lease or any other Operative Document or any interests therein without the prior written consent of the Owner Trust, the Owner Participant or, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trust Trustees (which may be withheld in each of their respective sole discretion).

                  (b) AEE may, without the consent of the Owner Trust, the Owner Participant, or, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee or any Pass Through Trustees, Transfer the Lease and the other Operative Documents (in whole, but not in part), but only in connection with a concurrent Transfer of all of AEE's assets to a wholly-owned Affiliate of AES; provided, that such Affiliate is not a tax-exempt entity within the meaning of Code Section 168(h)(2) and such Affiliate is a "United States Person" within the meaning of Code Section 7701(a)(30); and provided, further, that, each of the Rating Agencies shall have confirmed in writing that such Transfer shall not result in a downgrade of the then existing credit rating of the Pass Through Certificates.

                          (i) Any Transfer under this clause (b) shall also be
                  subject to satisfaction of the following conditions:

                                    (A) The Owner Trust, the Owner Participant
                           and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees shall have received opinions satisfactory to such recipients of an independent nationally recognized counsel selected by AEE (at AEE's expense) prior to the effectiveness of such Transfer, (1) to the effect that all regulatory approvals required in connection with such Transfer or necessary to assume AEE's obligations under the Operative Documents shall have been obtained, (2) as to the assignment and assumption agreement referred to below and (3) as to such other matters as any such party may reasonably require;

                                    (B) Such Transfer shall be pursuant to an
                           assignment and assumption agreement in form and substance reasonably satisfactory to the Owner Trust, Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and Pass Through Trustees;

                                    (C) No Lease Material Default or Lease Event
                           of Default shall have occurred and be then continuing;

                                    (D) Such Transfer shall not cause the
                           regulation of the Owner Participant or the Owner Trust as a public utility or public utility holding company;

                                    (E) Such Transfer shall not result in a
                           Regulatory Event of Loss;

                                    (F) Whether or not such Transfer is
                           consummated, AEE shall pay all expenses of any such Transfer including payment, on an After-Tax Basis, of all reasonable documented out-of-pocket expenses of the Owner Trust, the Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustees incurred in connection with such Transfer;

                                    (G) AEE shall give the Owner Trust, the
                           Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees 45 days prior written notice of any such Transfer, specifying the name and address of the proposed transferee and such additional information as shall be necessary to determine whether the proposed Transfer satisfies the requirements of this
                           Section 6.9;

                                    (H) Such Transfer shall not result in any
                           adverse regulatory consequences on the Facility, the Undivided Interest or the Facility Site or otherwise adversely affect the Owner Trust or the Owner Participant or, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees;

                                    (I) The Owner Trust, the Owner Participant
                           and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, each shall have received a certificate executed by a Responsible

                           Officer of AEE that all of the conditions set forth in this Section 6.9(b) have been satisfied; and

                                    (J) AEE shall continue to remain secondarily
                           liable under the Lease and the other Operative Documents.

                  Section 6.10 Coal Hauling Agreement. AEE will not modify, amend or terminate the Coal Hauling Agreement without the prior written consent of the Owner Trust, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee.

                  Section 6.11 Interconnection Agreement. AEE will not modify, amend or terminate the Interconnection Agreement (or any alternative arrangement as permitted below) without the prior written consent of the Owner Participant, provided that AEE shall have the right, without the consent of any party hereto, to amend or terminate the Interconnection Agreement (or such alternate arrangement), if (a) AEE delivers to the Owner Participant a certificate of the Independent Engineer that alternate arrangements are in place to transmit power to the grid, (b) that such alternate arrangements, considered in their entirety, are no more expensive to AEE than the Interconnection Agreement and (c) it is reasonable to expect that such alternate arrangements would continue to be useable by the Lessor on substantially the same terms and conditions upon expiration or termination of the Lease.


                                    SECTION 7

                          COVENANTS OF THE OWNER TRUST


                  Section 7.1 Covenants of the Owner Trust. The Owner Trust hereby covenants and agrees with each of the Parties hereto that it will:

                  (a) comply with all of the terms of this Participation Agreement applicable to it, the non-performance of which would adversely affect AEE, the Trust Estate or the Indenture Estate; and

                  (b) not amend, supplement, or otherwise modify Section 2,
         Section 6.06, Section 8, Section 9.01, Section 10.01, Section 10.02,
         Section 11, Section 12.02, Section 12.04 or Section 12.11 of the Trust Agreement without the prior written consent of AEE (so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing) and of the Indenture

         Trustee (so long as the Lien of the Indenture shall not have been terminated or discharged).

                  Section 7.2 The Owner Trust covenants with each of the Parties hereto that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Lien and will promptly notify AEE, the Owner Participant and the Indenture Trustee of the imposition of any such Lessor's Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Lessor's Lien.

                  Section 7.3 The Owner Trust covenants with each of the Parties hereto that it will not, unless such action is expressly contemplated by the Operative Documents, (a) through its own action, terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification of) any Operative Document in any manner or (c) except as required in Section 2.10 of the Indenture, take any action to prepay or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of AEE (so long as no Lease Event of Default shall have occurred and be continuing) and, in the case of clause (a) or (b), the Indenture Trustee (so long as the Lien of the Indenture shall not have been terminated or discharged.)


                                    SECTION 8

                       COVENANTS OF THE OWNER PARTICIPANT

                  The Owner Participant covenants and agrees with each of the Parties hereto that:

                  Section 8.1 Restrictions on Transfer of Beneficial Interest.
(a) The Owner Participant may Transfer all or any part of the Beneficial Interest to (i) an Affiliate of the Owner Participant (provided that the Owner Participant shall remain secondarily liable if such Affiliate does not meet the net worth standard set forth in Section 8.1(a)(ii)(B), or (ii) subject to
Section 15.1 (Right of First Offer), to any other Person (an "Owner Participant Transferee"), provided, however, that so long as no Lease Event of Default shall have occurred and be then continuing:

                  (A) AEE shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to AEE, to the effect that all regulatory approvals required in connection with such Transfer or necessary for the Owner

         Participant Transferee to assume the Owner Participant's obligations under the Operative Documents shall have been obtained;

                  (B) the Owner Participant Transferee, or a guarantor thereof under an Owner Participant Parent Guaranty, (1) shall have a tangible net worth of at least $75,000,000, (2) shall be a United States person within the meaning of Section 7701(a)(30) of the Code (unless AEE shall have received an opinion of its tax counsel (in form, scope and substance satisfactory to it) that such Transfer shall not result in any material incremental adverse tax consequences to AEE), and (3) shall have agreed to be bound by the terms of the Operative Documents pursuant to an Assignment and Assumption Agreement; and

                  (C) so long as no Lease Bankruptcy Default shall have occurred and be then continuing, neither the Owner Participant Transferee nor any Affiliate thereof shall be an Ineligible Transferee.

                  (b) Unless the Owner Participant was a Competitor at the time it became an Owner Participant in compliance with Section 8.1, if the Owner Participant (or any Affiliate thereof) becomes a Competitor, then unless the Owner Participant has transferred its Beneficial Interest to an Affiliate of the Owner Participant (in the case where the Owner Participant becomes such a Competitor) and has put in place sufficient policies and procedures (reasonably satisfactory to AEE) to prevent the Owner Participant (or such Affiliate of the Owner Participant that has become such a Competitor) from acquiring any confidential information relating to AEE, the Facility, the Related Facility and the Additional Facilities, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, AEE shall have the right to purchase all (but not less than all) of the Beneficial Interest and each other beneficial interest then held by the Owner Participant in connection with any Other Lease or Related Lease, at any time within six months after AEE obtains Actual Knowledge of such event. The purchase price payable by AEE in connection with any such Transfer shall be an amount equal to the greater of (i) the Equity Portion of Termination Value and (ii) (2) the then current fair market value of the Beneficial Interest (assuming AEE is in full compliance with the Lease).

                  (c) AEE shall not be responsible for any adverse tax consequence to the Owner Trust or the Owner Participant resulting from any Transfer pursuant to this Section 8.1 and the Pricing Assumptions shall not be changed as a result of any such Transfer.

                  (d) The Owner Participant shall give the Owner Trust and AEE and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee (i) at least 30 days prior written notice of such Transfer (except in the case of a Transfer to an Affiliate of the Owner Participant), which notice need only state that the Owner Participant is considering a Transfer of the Beneficial Interest, and (ii) a subsequent notice, not less than 10 days prior to any such Transfer, specifying the name and address of any proposed Owner Participant Transferee and such additional information as shall be reasonably necessary to determine whether the proposed Transfer satisfies the requirements of this Section 8.1. If requested by the Owner Participant or the Indenture Trustee, AEE will acknowledge a qualifying Transfer within 10 days of any request with respect thereto, provided that such Transfer satisfies the requirement of this Section 8.1. All reasonable out-of-pocket expenses of AEE and the other Transaction Parties (including reasonable attorneys' fees and expenses) incurred in connection with any such Transfer (or proposed Transfer), including any of the foregoing, relating to any amendments to the Operative Documents required in connection therewith, shall be paid by the Owner Participant; provided, however, that the Owner Participant shall have no obligation to pay any expenses as a result of any Transfer while a Lease Bankruptcy Default or Lease Event of Default is continuing, in which case AEE shall be obligated to pay all such expenses.

                  (e) Upon any Transfer in compliance with this Section 8.1, (i) the Owner Participant Transferee shall be deemed the "Owner Participant" for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under each other Operative Document to which the Owner Participant is a party, and each reference in this Agreement and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Owner Participant Transferee for all purposes and (ii) the transferor Owner Participant shall be released from all obligations hereunder and under each other Operative Document arising after such Transfer to the extent such obligations are expressly assumed by such Owner Participant Transferee.

                  (f) The Owner Participant will not Transfer all or any part of the Beneficial Interest unless the proposed transferee thereof first provides the Owner Trust, the Indenture Trustee and AEE with both of the following:

                          (i) a written representation and covenant that no part
                  of the funds it uses to purchase, acquire or hold such Beneficial Interest constitute assets of any Plan subject to
                  Part 4 of Subtitle B of Title I of ERISA or a plan or individual retirement account subject to Section 4975(e) of the Code; and

                         (ii) a written covenant that it will not transfer any
                  Beneficial Interest unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this Section 8.

                  (g) Notwithstanding the foregoing, no Transfer shall be permitted hereunder if, after giving effect to such Transfer, there shall be more than an aggregate of two unaffiliated owner participants holding beneficial interests in the Trust Estate relating to the Lease and the trust estates relating to the Other Leases and the Related Leases in which the Owner Participant or its Affiliates hold a beneficial interest as of the Closing Date.

                  Section 8.2 Owner Participant's Liens. The Owner Participant covenants that it will not, directly or indirectly, create, incur, assume or suffer to exist any Owner Participant's Lien and the Owner Participant shall promptly notify AEE and the Indenture Trustee of the imposition of any such Owner Participant's Lien of which the Owner Participant has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant's Lien; provided, however, that the Owner Participant shall not be required to so discharge any such Owner Participant's Lien while the same is being contested in good faith and by appropriate proceedings pursuant to a Permitted Contest.

                  Section 8.3 Amendments or Revocation of Trust Agreement. The Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify Section 2, 6.06, 8, 9.01, 10.01, 11, 12.02, 12.04 or 12.11 of the Trust
Agreement without the prior written consent of AEE (so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing), and the Indenture Trustee (so long as the Lien of the Indenture shall not have been terminated or discharged), or (b) revoke, or otherwise waive compliance with or terminate the Trust Agreement without the prior written consent of AEE (so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing), and the Indenture Trustee (so long as the Lien of the Indenture shall not have been terminated or discharged).

                  Section 8.4 Instructions. The Owner Participant agrees that it will not instruct the Trustee or the Owner Trust to take any action prohibited by this Agreement or any other Operative Document.

                  Section 8.5 Appointment of Successor Trustee. Notwithstanding any other provision of this Agreement, a successor Trustee shall not be appointed without the consent of AEE, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee unless (a) such successor Trustee meets the requirements of the Trust Agreement, (b) such successor Trustee has a combined capital and surplus of at least $150 million, and (c) AEE and the Indenture Trustee shall have received (i) an opinion or opinions of counsel, such counsel and such opinions to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required or (ii) such other evidence thereof reasonably satisfactory to AEE and the Indenture Trustee, as the case may be. The Owner Participant shall pay all expenses associated with obtaining any opinion pursuant to clause (c) above; provided, however, that if the Trustee resigns, is terminated for cause, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or its properties shall be appointed, or any public officer shall take charge of or control the Trustee or its properties or affairs for the purpose of rehabilitation, conservation or liquidation, in any such case, the opinion and additional evidence required by clause (c) shall be at the sole expense of AEE.

                  Section 8.6 Certain Tax Treatments. In filing all federal and, to the extent applicable, state and local, income tax returns, the Owner Participant will accrue Rent pursuant to and in accordance with Section 467(b)(1) of the Code except to the extent such accrual is inconsistent with a Final Determination binding on the Owner Participant with respect to this issue.


                                    SECTION 9

                    COVENANTS OF THE LEASE INDENTURE COMPANY


                  Section 9.1 Indenture Trustee's Liens. The Lease Indenture Company covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee's Lien and will promptly notify the Owner Participant, the Owner Trust and AEE of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee's Lien.

                                   SECTION 10

                                INDEMNIFICATIONS

                  Section 10.1 General Indemnity.

                  (a) Claims Indemnified. Subject to the exclusions stated in paragraph (b) below, AEE agrees, whether or not the Lease Financing is consummated, to indemnify, protect, defend and hold harmless, and does hereby indemnify the Owner Participant, the Owner Trust, the Trustee, the Trust Company, the Indenture Trustee, the Lease Indenture Company, the Trust Estate, the Pass Through Trustees and the Depositary Agent and their respective Affiliates, successors, assigns, agents, directors, officers, managers, members or employees (each an "Indemnitee") from and against any and all Claims incurred or suffered by or asserted against any Indemnitee in any way relating to or resulting from or arising out of or attributable to:

                          (i) the Facility or any part thereof, the
                  construction, financing, refinancing, acquisition, operation, rebuilding, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, the Facility Site, the Undivided Interest, the Ground Interest, or any Component or any portion of any thereof or any interest therein, the Related Facility, the Related Site Lease, the undivided interests held by each Other Lessor and Related Lessor, the Additional Facilities or the other Assigned Assets;

                         (ii) the conduct of the business or affairs of AEE, or
                  any AEE Entity and the Facility, the Facility Site, the Related Facility, the Related Facility Site, the Additional Facilities, the respective sites of each of the Additional Facilities and any other business or affairs conducted thereon or thereat, as applicable;

                        (iii) the manufacture, design, purchase, acceptance,
                  rejection, delivery or condition of or improvement to the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any Component or any portion thereof or any interest therein, the Related Facility, the Related Site Lease, the undivided interests held by each Other Lessor and Related Lessor, the Additional Facilities or the other Assigned Assets;

                         (iv) the Lease, or any other Operative Document or any
                  Support Agreement, the execution or delivery thereof or the performance, enforcement, attempted enforcement or amendment of any terms thereof, or the transactions contemplated thereby or resulting therefrom;

                          (v) the environmental condition at, related to or
                  caused by the operation or maintenance of the Facility and the Facility Site;

                         (vi) the offer, issuance, sale, acquisition or delivery
                  of the Lessor Notes, any Additional Lessor Notes, the Pass Through Certificates or any refinancing thereof;

                        (vii) the reasonable costs and expenses of the
                  Transaction Parties in connection with amendments or supplements to the Operative Documents;

                       (viii) any violation by, or liability relating to, AEE or
                  any AEE Entity of, or under, any Applicable Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Entity or other Person taken with respect to the Facility, the Facility Site, the Undivided Interest or the Ground Interest, the Related Facility, the Related Site Lease, the undivided interests held by each Other Lessor and Related Lessor, the Additional Facilities or the other Assigned Assets, the Operative Documents or the interests of the Owner Participant, the Owner Trust, the Depositary Agent, the Indenture Trustee or the Pass Through Trustees under the Operative Documents or the presence, use, storage, transportation, treatment or manufacture of any Hazardous Substance in, at, under or from the Facility or the Facility Site;

                         (ix) the non-performance or breach by AEE or any AEE
                  Entity of any obligation contained in this Agreement or any other Operative Document or the falsity or inaccuracy of any representation, warranty or obligation of AEE or any AEE Entity contained in this Agreement or any other Operative Document;

                          (x) the continuing fees (if any) and expenses of each
                  of the Trustee, the Depositary Agent, the Indenture Trustee, and the Pass Through Trustees (including the reasonable compensation and expenses of their respective counsel, accountants and other professional persons) arising out of each such parties discharge of its duties under or in connection with the Operative Documents; and

                         (xi) in any other way relating to the Lease Financing
                  and the other lease financings contemplated by any Other Lease or Related Lease.

                  (b) Claims Excluded. AEE shall not be required to indemnify any Indemnitee under this Section 10.1 for any of the following:

                          (i) as to any Indemnitee, unless occurring in
                  connection with a Lease Event of Default and the exercise of remedies in connection therewith, any Claim to the extent attributable to acts taken, or omissions or events occurring, arising or to be performed, after (A) the expiration or early termination of the Lease and, where required by the Lease, surrender to the Owner Trust or its successor of AEE's interest in the Undivided Interest in compliance with the provisions of the Lease (including, without limitation, the requirements of Section 5.5 of the Lease) or (B) (other than the Indenture Trustee, the Lease Indenture Company, the Depositary Agent and the Pass Through Trustees) the purchase of the Beneficial Interest by AEE in compliance with the provisions of Section 14 or 15;

                         (ii) as to any Indemnitee, any Claim to the extent
                  attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any part of its interest under any of the Operative Documents unless such Transfer is required by the terms of the Operative Documents or occurs in connection with a Lease Event of Default or the exercise of remedies in connection therewith;

                        (iii) as to any Indemnitee, any Claim to the extent
                  arising from the gross negligence or willful misconduct of such Indemnitee or a Related Party;

                         (iv) as to any Indemnitee, any Claim to the extent
                  attributable to the noncompliance of such Indemnitee with any of the terms of, or any misrepresentation or breach of any warranty by such Indemnitee contained in any Operative Document or any breach by such Indemnitee of any covenant contained in any Operative Document unless attributable to (A) any breach by AEE or any AEE Entity of any covenant, representation or warranty contained in any Operative Document or Support Agreements, (B) any breach by any other Transaction Party of any covenant, representation or warranty made by it in any Operative Document or (C) any breach by AES NY3 or Somerset Railroad of any covenant, representation or warranty made by it in the Coal Hauling Agreement;

                          (v) as to the Owner Trust, any Claim to the extent
                  attributable to a Lessor's Lien, as to the Indenture Trustee and Lease Indenture Company, any Claim to the extent attributable to an Indenture Trustee's Lien and, as to the Owner Participant, any Claim to the extent attributable to an Owner Participant's Lien;

                         (vi) any Claim relating to the payment of any amount
                  which constitutes Transaction Expenses which the Owner Participant is obligated to pay pursuant to Section 2.3(a) hereof or any other amount to the extent such Indemnitee has expressly agreed in any Operative Document to pay such amount without express right of reimbursement;

                        (vii) any Claim in respect of Taxes, other than a
                  payment necessary to make payments under this Section 10.1 on an After-Tax Basis;

                       (viii) in the case of the Trustee, any failure on the
                  part of the Trustee to distribute in accordance with the Trust Agreement any amounts indefeasibly received by it under the Operative Documents and distributable by it thereunder;

                         (ix) any Claim that constitutes principal and/or
                  interest on the Lessor Notes or any Additional Lessor Notes;

                          (x) as to any Indemnitee, amendments to the Operative
                  Documents that are requested by such Indemnitee (and are not requested or consented to by AEE or any Affiliate thereof) or are not required by the Operative Documents or by Applicable Law or in connection with a Lease Event of Default; and

                         (xi) as to any Indemnitee, any Claim to the extent
                  arising out of or relating to an inspection of the Facility or the Facility Site by or on behalf of such Indemnitee, unless at the time of such inspection a Lease Event of Default shall have occurred and be then continuing.

                  For purposes of this Section 10.1(b) the terms "omission," "gross negligence" and "willful misconduct," when applied with respect to any Indemnitee, shall not include any liability to the extent imputed as a matter of law to such Indemnitee by reason of such Person's interest in the Facility or the Facility Site or such Indemnitee's failure to act in respect of matters which are or were the obligation of AEE or another party under this Agreement or any other Operative Document.

                  (c) Insured Claims. Subject to the provisions of Section 10.1(e), in the case of any Claim indemnified by AEE hereunder which is covered by a policy of insurance maintained by AEE, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party) in a manner reasonably acceptable to AEE and unless a Lease Bankruptcy Default or Lease

Event of Default shall have occurred and be then continuing, to cooperate in a reasonable manner, at the sole expense of AEE, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

                  (d) After-Tax Basis. AEE agrees that any payment or indemnity pursuant to this Section 10.1 shall be made to the relevant Indemnitee on an After-Tax Basis.

                  (e) Claims Procedure. (i) Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify AEE of any Claim as to which indemnification is sought; provided, however, that the failure so to notify AEE shall not reduce or affect AEE's liability which it may have to such Indemnitee under this Section 10.1.

                         (ii) Any amount payable to any Indemnitee pursuant to
                  this Section 10.1 shall be paid within 15 days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind.

                        (iii) Promptly after AEE receives notification of such
                  Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, AEE shall notify such Indemnitee whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee.

                         (iv) AEE shall have the right to investigate and, so
                  long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, AEE shall have the right, in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this Section 10.1; provided, however, that AEE shall have acknowledged in writing to the relevant Indemnitee its undertaking to indemnify such Indemnitee pursuant hereto and; provided, further, however, that such defense or compromise constitutes a Permitted Contest. To the extent that other Claims unrelated to the Lease Financing are part of the same proceeding involving such Claim, AEE may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance).

                          (v) If AEE elects, subject to the foregoing, to
                  compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it. Upon AEE's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at AEE's expense with all reasonable requests of AEE in connection therewith and will provide AEE with all information not within the control of AEE as is reasonably available to such Indemnitee which AEE may reasonably request; provided, however, that such Indemnitee shall not be obligated to disclose to AEE or any other Person, or permit AEE or any other Person to examine (A) any income tax returns or (B) any confidential information or pricing information not generally accessible by the public (and, in the event that any such information is made available, AEE shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties).

                         (vi) Subject to clause (e)(i) of this Section 10.1,
                  where AEE, or the insurers under a policy of insurance maintained by AEE, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of AEE or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by AEE pursuant to the preceding provisions; provided, however, that such party's participation does not constitute a waiver of the indemnification provided in this Section 10.1; provided, further, however, that if and to the extent that (A) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or
                  (B) there is any risk that such Indemnitee may be indicted or otherwise have any criminal liability imposed on it and such Indemnitee informs AEE that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by AEE.

                        (vii) So long as no Lease Bankruptcy Default or Lease
                  Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of AEE unless the Indemnitee waives its rights to indemnification hereunder. Nothing contained in this Section 10.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

                  (f) Subrogation. To the extent that a Claim indemnified by AEE under this Section 10.1 is in fact paid in full by AEE or an insurer under an insurance policy maintained by AEE, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, AEE or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by AEE hereunder, so long as no Lease Material Default or Lease Event of Default shall have occurred and be then continuing, it shall promptly pay over to AEE for deposit with the Depositary Agent in the Revenue Account the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment and (ii) the amount AEE or any of its insurers has paid in respect of such Claim; provided, however, that so long as any Lease Material Default or Lease Event of Default shall have occurred and be then continuing, such amount may be held by the Owner Trust as security for AEE's obligations under the Lease and the other Operative Documents.

                  Section 10.2  General Tax Indemnity.

                  (a) Indemnity. Except as provided in paragraph (b), AEE agrees to indemnify on an After-Tax Basis each of the Owner Participant, the Lessor, the Owner Trust, the Trustee, the Trust Company, the Lease Indenture Company, the Indenture Trustee, the Trust Estate, the Depositary Agent and the Pass Through Trustees, their respective successors and assigns, and the Affiliates of each of the foregoing (each a "Tax

Indemnitee") and to hold each Tax Indemnitee harmless from and defend against all Taxes that are imposed upon or with respect to or borne by or asserted against any Tax Indemnitee, the Facility, the Facility Site or any portion or Component thereof or any interest therein, or upon any Operative Document or interest therein, or otherwise arising out of, in connection with or relating to, any of the following:

                          (i) the construction, financing, refinancing,
                  acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility or the Facility Site, or any portion or Component thereof or any interest therein;

                         (ii) the manufacture, design, purchase, acceptance,
                  rejection, delivery, redelivery or condition of, or improvement to, the Facility, the Facility Site, or any portion or Component thereof, or any interest therein;

                        (iii) the Lease, the Site Lease, the Site Sublease or
                  any other Operative Document (or any document contemplated thereby or therein) or any other Support Agreement, the execution or delivery thereof, or the performance, enforcement or amendment of any terms thereof;

                         (iv) the payment or receipt of Basic Rent and
                  Supplemental Rent or any other payment, receipt or earnings under the Lease or arising from the Facility (or any portion thereof or interest therein), the Facility Site (or any portion thereof or interest therein), or with respect to the property held by the Trustee as part of the Trust Estate or by the Indenture Trustee under the Trust Indenture or a Pass Through Trustee under a Pass Through Trust Agreement; or

                          (v) otherwise relating to the transactions
                  contemplated by the Operative Documents.

                  (b) Excluded Taxes. The indemnity provided for in paragraph
(a) above shall not extend to any of the following Taxes (the "Excluded Taxes"):

                          (i) federal income Taxes imposed under Subtitle A of
                  the Code (including minimum taxes); provided, however, that this exclusion shall not apply to the computation of the gross-up amounts necessary to make a payment on an After-Tax Basis;

                         (ii) Taxes, including franchise Taxes, imposed on,
                  based on or measured by gross or net income or receipts, capital or net worth, excess profits, capital gain, accumulated earnings, personal holding company, succession or estate, preference, conduct of business or other similar Taxes (including minimum taxes) (other than Taxes that are in the nature of sales, use, rental, ad valorem, stamp, transfer, excise, withholding, license, value added (to the extent such taxes are not in lieu of an income tax) or property taxes) ("Income Taxes") imposed by (A) New York State (or any local jurisdiction or taxing authority located therein), (B) any foreign government or any foreign taxing authority, (C) a taxing authority in any jurisdiction in which the Tax Indemnitee is organized, incorporated or has its principal place of business or is otherwise subject to Income Taxes as a result of income, assets or activities that are unrelated to the subject transaction, and (D) any other government or taxing authority; provided, however, that the exclusion in
                  (b)(ii)(D) shall not apply to Income Taxes imposed as a result of (w) the use, location, operation or registration of the Facility in the jurisdiction imposing such tax, (x) the execution or delivery of any Operative Document in such jurisdiction, (y) the identity, organization, incorporation, activities or presence of the Lessee or any Lessee Person or
                  (z) the making of any payment under the Operative Documents by or on behalf of the Lessee or any related person;

                        (iii) Taxes imposed with respect to any period or event
                  occurring after expiration or earlier termination of the Lease and surrender of the Facility to the Lessor in accordance with the Lease (or, in the case of the Indenture Trustee, after the repayment of the Lessor Notes) other than Taxes (A) relating to or arising from events occurring prior to, or simultaneously with, the expiration or earlier termination of the Lease or (B) imposed with respect to any payments due under the Operative Documents;

                         (iv) Taxes imposed on a Tax Indemnitee to the extent
                  such Taxes result from (A) the gross negligence, willful misconduct or fraud of such Tax Indemnitee or any Related Party or (B) the breach or inaccuracy by such Tax Indemnitee of any of its representations, warranties, covenants or obligations under the Operative Documents, unless the breach or inaccuracy is the direct result of a Lease Event of Default;

                          (v) Taxes that would not be imposed had there not been
                  (A) any voluntary assignment, sale, transfer or other disposition by the Owner

                  Participant of any of its Beneficial Interest, the Lessor of all or any of its interest in the Facility or the Facility Site, the Indenture Trustee of any interest in the Lessor Notes or the Indenture Estate, or any interest in the Tax Indemnitee, unless such assignment, sale, transfer or other disposition occurs pursuant to the exercise of remedies during the continuance of a Lease Event of Default or in connection with the exercise by Lessee of any right to purchase the Undivided Interest, as permitted by the Operative Documents; or (B) any involuntary assignment, sale, transfer or other disposition by the Owner Participant of any of its Beneficial Interest, the Lessor of all or any of its interest in the Facility or the Facility Site, the Indenture Trustee of any interest in the Lessor Notes or the Indenture Estate, or any interest in the Tax Indemnitee resulting from a bankruptcy or similar proceeding for relief of debtors in which any of the foregoing is a debtor, or a foreclosure by a creditor of any of the foregoing;

                         (vi) Taxes that would not occur but for an Owner
                  Participant's Liens or Owner Trust's Liens, unless a Lease Event of Default shall have occurred and be then continuing;

                        (vii) Taxes imposed on any assignee or transferee of a
                  Tax Indemnitee (including any transfer by merger, consolidation, liquidation, reorganization or otherwise by operation of law) to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place (determined under the law as in effect on the date of transfer); provided, however, that this exclusion shall not apply to the computation of the gross-up amounts necessary to make a payment on an After-Tax Basis, nor to a transferee, assignee or successor in interest that acquires the interest of a Tax Indemnitee (A) pursuant to the exercise of remedies by such Tax Indemnitee during the continuance of a Lease Event of Default, (B) at Lessee's request or direction or (C) during the year ending on the first anniversary of the Closing Date;

                       (viii) Taxes that are included as a part of Transaction
                  Expenses; provided, however, that this exclusion shall not apply to any increase in such Taxes imposed by any taxing authority after the Closing Date;

                         (ix) Taxes imposed on, based on, or measured by any fee
                  for services performed by the Trustee, Indenture Trustee or Pass Through Trustees in connection with the transactions contemplated by the Operative Documents;

                          (x) with respect to the Owner Participant, Taxes for
                  which AEE is obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

                         (xi) Taxes imposed on any Indemnitee that would not
                  have been imposed but for the Owner Trust being organized outside the United States or being treated as other than (A) a U.S. Person (as defined in Section 7701(a)(30) of the Code) or
                  (B) a grantor trust, disregarded entity or pass-through entity for U.S., foreign, state or local income tax purposes;

                        (xii) Taxes that would not be imposed but for the
                  failure of a Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements of the jurisdiction imposing such Taxes if (A) such Tax Indemnitee was legally eligible to comply with such requirement and such compliance is required by statute or regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from such Taxes and (B) such failure is not caused by the failure of the Lessee to provide timely to such Tax Indemnitee any information or document that the Lessee is required to provide pursuant to the Operative Documents;

                       (xiii) Taxes imposed on a Tax Indemnitee where the Tax
                  Indemnitee's breach of its contest obligations adversely affects AEE's ability to contest the Taxes (but only to the extent of such adverse effect);

                        (xiv) Taxes imposed on any Tax Indemnitee resulting from
                  an amendment, modification, supplement or waiver to any Operative Document which was not requested by AEE and as to which AEE is not a party and the Tax Indemnitee (or any Related Party) is a party unless such amendment, modification, supplement or waiver (A) is required by applicable law or the Operative Documents, (B) may be necessary to, and is in conformity with, any amendment to any Operative Document requested or consented to by AEE in writing, or (C) is made pursuant to the exercise of remedies by such Tax Indemnitee while a Lease Event of Default shall have occurred and be continuing;

                         (xv) Taxes imposed on a Tax Indemnitee as a result of
                  such Tax Indemnitee having engaged in a prohibited transaction within the meaning of Section 4975 of the Code or under subtitle B of Title I of ERISA;

                        (xvi) Taxes that are being contested in good faith
                  accordance with the terms of Section 10.2(g), but only so long as AEE is complying with its obligations under Section 10.2(g);

                       (xvii) Taxes in the nature of an intangible or similar
                  tax, other than such Taxes imposed (A) by New York State or any jurisdiction located therein or (B) as a result of the organization or incorporation, or the location of the principal place of business, of AEE or AES in the jurisdiction imposing such Tax;

                      (xviii) Taxes imposed by any jurisdiction that would not
                  have been imposed on a Tax Indemnitee but for its activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents; and

                        (xix) value added Taxes imposed on a Tax Indemnitee to
                  the extent such value added Taxes are imposed in lieu of an income tax.

                  (c) Payment. Each payment required to be made by AEE to a Tax Indemnitee pursuant to this Section 10.2 shall be paid either (i) when due on or prior to such due date directly to the applicable taxing authority by AEE if it is permitted to do so, or (ii) in immediately available funds to such Tax Indemnitee by the later of (A) 30 days following AEE's receipt of the Tax Indemnitee's written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) subject to paragraph (g) below, in the case of amounts which are being contested pursuant to such paragraph (g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which AEE has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination; provided, however, that with respect to a payment pursuant to clause (ii) in no event shall any such payment be made to the Tax Indemnitee later than the date which is three Business Days prior to the date on which such Taxes are required to be paid to the applicable taxing authority. Within 30 days after the date of each payment by AEE pursuant to clause (i) above, AEE shall furnish the Tax Indemnitee with the original or a certified copy of a receipt for AEE's Sections payment of such Taxes or, if a receipt from the taxing authority is not obtained within such 30 day period, or if such receipt includes references to other AEE taxes unrelated to the transactions contemplated by this Agreement, such other evidence of payment of such Taxes as is acceptable to the Tax Indemnitee. Subject to the terms of Sections (e) and (f) below, as applicable, any amount payable to AEE pursuant to paragraph (e) or (f) below shall be paid promptly after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which AEE has made a Tax Advance (as defined in Section 10.2(g)(iii)(D)), the amount of AEE's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made and any obligation of AEE under this Section 10.2 and the Tax Indemnitee's obligation to repay the Tax Advance shall be satisfied first by set off against each other, and any difference owing by either party shall be paid within 10 days of such final determination.

                  (d) Independent Examination. Within 15 days after AEE receives any computation from the Tax Indemnitee, AEE may request in writing that an independent public accounting firm (selected by the Tax Indemnitee and reasonably acceptable to AEE) review and determine on a confidential basis the amount of any indemnity payment by AEE to the Tax Indemnitee pursuant to this
Section 10.2 or any payment by a Tax Indemnitee to AEE pursuant to paragraph (e) or (f) below. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination; provided that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee to maintain the confidentiality of such information. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this Section 10.2 and that matters of interpretation of this Participation Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. The fees and disbursements of such accounting firm shall be paid by AEE; provided that such fees and disbursements shall be paid by the Tax Indemnitee if the verification results in an adjustment in AEE's favor of five percent or more of the indemnity payment or payments computed by the Tax Indemnitee.

                  (e) Tax Benefit. If, as the result of any Taxes paid or indemnified against by AEE under this Section 10.2, the aggregate Taxes actually paid by the Tax Indemnitee for any taxable year and not subject to indemnification pursuant to this Section 10.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "Tax Benefit"), then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by AEE under paragraph (a) above and provided no Lease Material Default or Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 10.2(e) shall be deferred until the Lease Material Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to AEE the lesser of (A)(y) the amount of such Tax Benefit, plus (z) an amount equal to any federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this Section 10.2 giving rise to such Tax Benefit; provided, that, in either case, the Tax Indemnitee may offset any amount due under this Section 10.2(e) against payments or indemnitees then due by AEE pursuant to the Operative Documents. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is repaid or recaptured shall be treated as Taxes for which AEE must indemnify the Tax Indemnitee pursuant to this Section 10.2, without regard to Sections 10.2(b).

                  (f) Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, reimbursed or advanced by AEE pursuant to this
Section 10.2, the Tax Indemnitee promptly shall pay to AEE (x) the amount of such refund or credit plus (y) an amount equal to any federal, state or local income tax benefit realized by such Tax Indemnitee by reason of such payment to AEE (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis); provided, however, that (A) if at the time such payment is due to AEE a Lease Material Default or Lease Event of Default shall have occurred and be then continuing, such amount shall not be payable until such Lease Material Default or Lease Event of Default has been cured and (B) the amount payable to AEE pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by AEE; provided, further, that the Tax Indemnitee may offset any amount due under this Section 10.2(f) against payments or indemnitees then due by AEE pursuant to the Operative Documents. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is repaid or recaptured shall be treated as Taxes for which AEE must indemnify the Tax Indemnitee pursuant to this Section 10.2, without regard to Sections 10.2 (b). If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by AEE pursuant to this Section 10.2, a Tax Indemnitee receives or is credited with an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to AEE the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by AEE prior to the receipt of such refund or credit (less any Taxes paid or accrued with respect to the receipt of such amounts).

                  (g) Contest.

                          (i) Notice of Contest. If a written claim for payment
                  is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which AEE may be liable for indemnity hereunder (a "Tax Claim"), such Tax Indemnitee shall give AEE written notice of such Tax Claim as soon as practicable after its receipt, and shall furnish AEE with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim; provided that failure to so notify AEE shall not relieve AEE of any obligation to indemnify the Tax Indemnitee hereunder except as provided in clause (xiii) of Section 10.2(b). After giving of such notice, so long as no Lease Material Default or Lease Event of Default shall have occurred and be then continuing, the Tax Indemnitee shall not pay such Tax Claim until at least 30 days after providing AEE with such written notice, unless required to do so by law or regulation.

                         (ii) Control of Contest. Subject to subsection (g)(iii)
                  below, AEE shall be entitled to contest at its own expense (acting through counsel selected by AEE and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) such Tax Claim may be segregated procedurally from tax claims for which AEE is not obligated to indemnify the Tax Indemnitee or (ii) the Tax Indemnitee requests that AEE control such contest; provided that in the case of any such contest pursuant to (i) or (ii) AEE shall use all reasonable efforts to contest such Tax Claim in its own name, but if such contest is in the Tax Indemnitee Sections name, the Tax Indemnitee shall have the right to participate in all proceedings. In the case of all other Tax Claims, (A) unless, in the opinion of counsel selected by Tax Indemnitee and reasonably satisfactory to AEE (but delivered at AEE's expense) there is no Reasonable Basis to contest or (B) the matter at issue was subject to a prior unsuccessful contest (unless AEE shall have previously delivered an opinion of counsel selected by Tax Indemnitee and reasonably satisfactory to AEE that there has been a change in law which would affect the outcome of a new contest in favor of Tax Indemnitee), if AEE shall request that the Tax be contested (in accordance with subsection (g)(iii) below)), the Tax Indemnitee shall contest the Tax Claim and the following rules shall apply with respect to such contest:

                                    (A) the Tax Indemnitee shall control the
                           contest of such Tax Claim in good faith (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to AEE),

                                    (B) at AEE's written request, if payment is
                           made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings,

                                    (C) the Tax Indemnitee shall consult with
                           and keep reasonably informed AEE and its designated counsel with respect to such Tax Claim, shall use commercially reasonable efforts to allow AEE to review any written submission to be made to a taxing authority or a court to the extent that such submission relates to the contest and shall consider and consult in good faith with AEE concerning (i) any suggestions made with respect to such submission or
                           (ii) any request by AEE to (a) resist payment of Taxes demanded by the taxing authority in connection with such Tax Claim if practical and (b) not pay such Taxes except under protest if protest is necessary and proper,

                                    (D) Tax Indemnitee shall, if requested by
                           Lessee in a timely written request, seek judicial review of any adverse administrative determination and, upon receipt of an opinion from independent tax counsel selected by Tax Indemnitee and reasonably acceptable to Lessee (delivered at Lessee's expense) that it is more likely than not that an adverse judicial determination will be reversed or substantially modified upon appeal in a manner favorable to Tax Indemnitee, appeal such adverse judicial determination, and

                                    (E) the Tax Indemnitee shall not otherwise
                           settle, compromise or abandon such contest without AEE's prior written consent except as provided in paragraph (g)(iv) below.

                        (iii) Conditions of Contest. Notwithstanding the
                  foregoing, no contest with respect to a Tax Claim shall be required or permitted pursuant to this Section 10.2, and AEE shall be required to pay the applicable Taxes without contest, unless:

                                    (A) within 30 days after notice by the Tax
                           Indemnitee to AEE of such Tax Claim, AEE requests in writing that such Tax Claim be contested; provided that if a shorter period is required for taking action with respect to such Tax Claim and the Tax

                           Indemnitee notifies AEE of such requirement, AEE requests such contest within such shorter period,

                                    (B) no Lease Bankruptcy Default or Lease
                           Event of Default shall have occurred and be then continuing,

                                    (C) in cases of Tax Claims to be contested
                           by the Tax Indemnitee only, the amount of the potential indemnity that would be payable under this
                           Section 10.2 in respect of the matter in controversy (which shall include any prospective exposure in future tax years attributable to the position being challenged as well as any similarly and logically related adjustments in respect of the transactions contemplated by the Operative Documents) shall exceed $25,000,

                                    (D) if such contest involves payment of such
                           Tax, AEE either advances to the Tax Indemnitee on an interest-free basis and with no after tax cost to such Tax Indemnitee (a "Tax Advance"), or pays such Tax Indemnitee, the amount payable by AEE pursuant to
                           Section 10.2(a) above with respect to such Tax,

                                    (E) AEE agrees to pay (and pays on demand)
                           and with no after tax cost to such Tax Indemnitee all reasonable costs and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including, without limitation, reasonable legal, accounting and investigatory fees, disbursements, penalties, interest and additions to
                           Tax),

                                    (F) AEE acknowledges in writing its
                           responsibility to indemnify such Tax Indemnitee in respect of the matter at issue; provided, that such acknowledgment of liability will not be binding if the contest is resolved on a basis from which it can clearly and unambiguously be determined that AEE would not have been liable to Tax Indemnitee in the absence of such acknowledgment of liability, and

                                    (G) Tax Indemnitee determines in good faith
                           that there is no material risk that action taken will result in sale, forfeiture of, or creation of Lien on, the Facility, the Undivided Interest, or any portion thereof (unless AEE has provided to the Tax Indemnitee a bond or other sufficient protection against the foregoing risks reasonably satisfactory to the Tax Indemnitee).

                         (iv) Waiver of Indemnification. Notwithstanding
                  anything to the contrary contained in this Section 10.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without AEE's consent if the Tax Indemnitee:

                                    (A) waives its right to any indemnity
                           payment by AEE pursuant to this Section 10.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

                                    (B) promptly repays to AEE any Tax Advance
                           and any amount paid to such Tax Indemnitee under
                           Section 10.2(a) above in respect of such Taxes, but not any costs or expenses with respect to any such contest.

                  Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax claim.

                  (h) Reports.

                           (i) If any report, statement or return is required to
                  be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 10.2, AEE shall
                  (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either (y) if permitted by applicable law, prepare such report, statement or return for filing, send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, or (z) if AEE is not permitted by law to file such report, statement or return, or if so directed by the Tax Indemnitee, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee; provided, however, that if such report, statement or return requires information particularly within the control of the Tax Indemnitee that is not provided to AEE within a reasonable amount of time of AEE's request, AEE shall prepare (and furnish to Tax Indemnitee within the time frame discussed above) a draft of such report, statement or return by completing those portions of such report, statement or return which can completed based upon the information then available to AEE.

                         (ii) Each of the Tax Indemnitee or AEE, as the case may
                  be, shall timely provide the other, at AEE's expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph (h).

                  (i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, AEE may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to AEE, to the terms of this Section 10 prior to making any payment to such Tax Indemnitee under this Section.


                                   SECTION 11

                          AEE RIGHT OF QUIET ENJOYMENT


                  Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease and the Site Sublease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default shall have occurred and be then continuing and the Lease has not been declared (or deemed declared) in default, it shall not take or cause to be taken any action contrary to AEE's rights under the Lease and the Site Sublease, including the right to quiet enjoyment of the use, operation and possession by AEE of the Facility and the Undivided Interest and the Ground Interest.

                                   SECTION 12

                             SUPPLEMENTAL FINANCING


                  Section 12.1 Financing Modifications. Upon the request of AEE delivered to the Indenture Trustee at least 120 days prior to the proposed financing of the Lessor's Percentage of the cost of any Nonseverable Modification or Required Modification to the Facility, the Owner Trust, the Owner Participant and the Indenture Trustee agree to cooperate with AEE to (1) issue Additional Lessor Notes under the Indenture to finance such Modification which will rank pari passu with the Lessor Notes then outstanding as to the Indenture Estate; (2) execute and deliver one or more supplements to the Indenture and the Mortgage for purpose of subjecting any such Modifications to the Liens thereof; and (3) execute and deliver an amendment to the Lease to reflect the adjustments required by clause (iii) below; provided, however, that
(a) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance the Lessor's Percentage of the cost of any such Modification by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but AEE shall have no obligation to accept such Additional Equity Investment and (b) the conditions set forth below and in Section 2.12 of the Indenture shall have been satisfied. The obligation to finance such Modifications through the issuance of Additional Lessor Notes under Section 2.12 of the Indenture (any financing of Modifications through the issuance of such Additional Lessor Notes under the Indenture being called a "Supplemental Financing") is subject to the following additional conditions:

                           (i) there shall be no more than one such financing in
                  any calendar year (except for Required Modifications);

                           (ii) the Additional Lessor Notes shall have a final
                  maturity no later than the final maturity of the Lessor Notes and will be fully repaid out of additional Rent during the Lease Term;

                           (iii) appropriate adjustments to Basic Rent and
                  Termination Values (determined without regard to any tax benefits associated with such Modifications, unless the Owner Participant is making an Additional Equity Investment) shall be made in accordance with Section 3.6 of the Lease;

                           (iv) AEE shall have paid, on an After-Tax Basis, all
                  costs and expenses of the Transaction Parties (including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Trust and the Indenture Trustee and the Pass Through Trustees) to the extent incurred in connection with any financing pursuant to this Section 12 whether or not such financing is consummated;

                           (v) no Lease Bankruptcy Default or Lease Event of
                  Default shall have occurred and be then continuing unless the Modifications to be constructed with the proceeds of the Additional Lessor Notes shall cure such Lease Bankruptcy Default or Lease Event of Default and such Modifications shall be made in compliance with the Operative Documents;

                           (vi) such Additional Lessor Notes represent an
                  aggregate amount not less than the Lessor's Percentage of $20 million, nor greater than 100% of the Lessor's Percentage of the costs of such Modifications being financed; provided, that the aggregate balance of the Lessor Notes never exceeds 85% of the Fair Market Sales Value of the Undivided Interest taking into account the Lessor's Percentage of all such Modifications;

                           (vii) At AEE's expense, the Owner Participant shall
                  have received an opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to AEE (in form, scope and substance reasonably satisfactory to the Owner Participant) that no material adverse tax consequences to the Owner Participant will result from such financing (and in the case of any such material adverse tax consequences AEE shall provide appropriate financial assurance reasonably satisfactory to the Owner Participant), and AEE shall have indemnified the Owner Participant in accordance with Section 10 of the Participation Agreement and the Tax Indemnity Agreement against all tax risk arising from such financing;

                           (viii) AEE shall have made or delivered such
                  representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request;

                           (ix) the Rating Agencies shall have confirmed that
                  such financing shall not result in a downgrade of the rating on the Pass Through Certificates below the higher of (1) the rating in effect on the Closing Date and (2) the rating then in effect (except that in respect of Required Modifications, this clause (ix) shall not be applicable);

                           (x) the Owner Participant shall have received a fee
                  from AEE in an amount equal to the Lessor's Percentage of $100,000 (or of $50,000 in the event that the Owner Participant or any Affiliate thereof has received a fee with respect to a similar financing of a similar modification to the Related Facility being made concurrently) for each such financing subsequent to the first such financing; and

                           (xi) the issuance of any such Additional Notes
                  constitutes the incurrence of Permitted Indebtedness pursuant to clause (b) or (c) of the definitions thereof, as applicable.

Notwithstanding anything to the contrary contained herein, so long as no Lien on the Facility or such Modification is created and subject to the restrictions on incurring Indebtedness set forth in Section 6.1, AEE shall at all times have the right to fund Modifications to the Facility other than through the Lease; provided, however, that Required Modifications and Nonseverable Modifications may only be financed (other than through the Lease) on an unsecured basis.

                  Section 12.2 Optional Refinancing of Pass Through Certificates. AEE shall have the right, at its option and expense, exercisable on three occasions at any time following the seventh anniversary of the Closing Date, to request the Owner Trust or the Pass Through Trusts to refund or refinance the Pass Through Certificates either in the public or private market, in whole or in part; provided, that all conditions to the issuance of Additional Lessor Notes contained in Section 2.12 of the Indenture shall have been satisfied.

                  Any refinancing under this Section 12.2 shall also be subject to the following additional conditions:

                           (i) the Owner Trust shall be able to issue and sell
                  debt in an amount adequate to accomplish such refunding or refinancing;

                           (ii) the Additional Lessor Notes shall have a final
                  maturity no later than the six months following the scheduled final maturity of the Lessor Notes and shall be fully repaid out of Basic Rent (as adjusted pursuant to Section 3.6 of the Lease) during the Lease Basic Term;

                           (iii) appropriate adjustments to Basic Rent and
                  Termination Values shall have been made in accordance with
                  Section 3.6 of the Lease;

                           (iv) no Lease Bankruptcy Default or Lease Event of
                  Default shall have occurred and be then continuing;

                           (v) At AEE's expense, the Owner Participant shall
                  have received an opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to AEE (in form, scope and substance reasonably satisfactory to the Owner Participant) that no material adverse tax consequences to the Owner Participant will result from such refinancing (and in the case of any such material adverse tax consequences AEE shall provide appropriate financial assurance reasonably satisfactory to the Owner Participant), and AEE shall have indemnified the Owner Participant in accordance with Section 10 of the Participation Agreement and the Tax Indemnity Agreement against all tax risk arising from such refinancing;


                           (vi) the Owner Participant shall suffer no adverse
                  accounting effects under GAAP;

                           (vii) AEE shall have made or delivered such
                  representation, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request;

                           (viii) the terms of such refinancing shall be
                  reasonably satisfactory to the Owner Trust and the Owner Participant; and

                           (ix) the Owner Participant shall have received a fee
                  from AEE in an amount equal to the Lessor's Percentage of $100,000 (or of $50,000 in the event that the Owner Participant or any Affiliate thereof shall have received a related fee with respect to a similar refinancing or refunding of the Pass Through Certificates being made concurrently).


                                   SECTION 13

              LIMITATIONS OF LIABILITY; ACTION BY INDENTURE TRUSTEE


                  Section 13.1 Limitation of Liability. (a) None of the Owner Participant, the Owner Trust, the Trustee, the Indenture Trustee, the Lease Indenture Company or the Pass Through Trustees shall have any obligation or duty to AEE or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and none of the Owner Trust, the Trustee, the Trust Company, the Indenture Trustee, the Lease Indenture Company or the Pass Through Trustees shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to AEE for any action or inaction on the part of the Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Trustee, unless such action or inaction is at the express written instructions of the Owner Participant.

                  (b) The Trustee is executing on behalf of the Owner Trust the Operative Documents to which the Owner Trust is a party solely as trustee of the Owner Trust under the Trust Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trustee be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Trust hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Trust Estate; provided, however, that the Trustee shall be liable under the Operative Documents to which it is a party for its own gross negligence or willful misconduct.

                  Section 13.2 Action by Indenture Trustee. The parties hereto acknowledge that any notice, consents or any other action by the Indenture Trustee is limited by the terms of the Indenture.


                                   SECTION 14

                             SPECIAL LESSEE TRANSFER


                  Section 14.1 Special Lessee Transfer. Upon the occurrence and during the continuance of a Special Lessee Transfer Event, AEE (or its designee as provided below) may, in lieu of performing its obligation to purchase the Lessor's Interest pursuant to Section 10.2 of the Lease (in the case of a Regulatory Event of Loss) or exercising its right to purchase the Lessor's Interest pursuant to Section 13.1 or 13.2 of the Lease (in the case of a Burdensome Buyout Event) and notwithstanding the limitations set forth in
Section 8.1, upon not less than 30 days' written notice to the Owner Participant and the Indenture Trustee, purchase all (but not less than all) of the Owner Participant's Beneficial Interest (the "Special Lessee Transfer") on the applicable Termination Date at a price equal to the Special Lessee Transfer Amount determined as of the date of such transfer and keep the Lease in effect.

                  On the applicable Termination Date, AEE shall pay to the Owner Participant the Special Lessee Transfer Amount determined as of such date, plus all amounts due and payable to the Owner Participant on such date (including, without limitation, all costs and expenses of the Owner Participant and all sales, use, value added and other Taxes covered by Section 10.2 hereof associated with the Special Lessee Transfer pursuant to this Section 14.1, to the extent such amounts have not otherwise been reimbursed pursuant to this
Section 14.1). Concurrently with the payment of all sums required to be paid pursuant to this Section 14.1 (or on such later date of transfer of the Owner Participant's Beneficial Interest in accordance with clause (ii) below) (i) AEE shall cease to have any liability to the Owner Participant with respect to the Operative Documents, except for obligations (including, without limitation, Sections 10.1 and 10.2 hereof and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) the Owner Participant will transfer (by an appropriate instrument of transfer) the Owner Participant's Beneficial Interest to AEE; provided, however, that if the Lien of the Indenture has not been terminated or discharged, such transfer shall not be made to AEE, but shall be made to AEE's designee promptly upon AEE's designation of such designee and such designee will agree not to transfer the Owner Participant's Beneficial Interest to AEE until such Lien is terminated or discharged. In connection with any transfer under this Section 14.1 the Owner Participant shall transfer the Beneficial Interest on an "as is" "where is" basis without representation and warranty other than a warranty of the Owner Trust as to the absence of Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens. It is understood and agreed among the parties hereto that the transaction contemplated by this Section 14.1 shall not effect a merger of AEE's ownership interest in the Facility and the Facility Site with the Lessor's Interest. AEE will pay all reasonable costs and expenses of the parties (including reasonable attorneys' fees and disbursements) in connection with any transfer pursuant to this Section 14.1

                  Notwithstanding the foregoing, in the event that the Lessee shall have failed to either purchase the Beneficial Interest in accordance with this Section 14.1 or the Lessor's Interest in accordance with Section 10.2 of the Lease, in each case only in connection with a Regulatory Event of Loss (and only to the extent the transfer hereinafter described shall eliminate such Regulatory Event of Loss), then the Owner Participant shall have the option (exercisable in its sole discretion) to transfer the Beneficial Interest to AEE (or its designee) on an "as is", "where is" basis, without recourse, representation or warranty, but free and clear of Owner Participant's Liens and Lessor's Liens, for a purchase price equal to the Special Lessee Transfer Amount (together with all other amounts due and payable to the Owner Participant hereunder or under the other Operative Documents); provided, however, that such purchase price shall be payable in installments and evidenced by a note of AEE (or its designee), subordinated (in the case of any obligation of AEE) in right of payment to any senior Permitted Indebtedness of AEE (including Basic Rent) and payable in installments only to the extent amounts that would otherwise be payable to the Owner Participant in accordance with the Operative Documents; provided further, however, that, if the Lien of the Indenture shall not have been terminated or discharged, (i) such transfer shall (A) not be made to AEE, but shall be made to AEE's designee (and AEE shall promptly designate such designee) and such designee shall agree not to transfer the Beneficial Interest to AEE until such Lien shall have been terminated or discharged and (B) not limit or otherwise alter any of the rights or remedies of the Indenture Trustee under any of the Operative Documents including, without limitation, the exercise of remedies by the Indenture Trustee under the Lease in respect of any Lease Event of Default and (ii) AEE (or such designee) shall have no right to exercise any rights or remedies as Owner Participant under the Lease or the other Operative Documents.

                  Section 14.2 Non-Regulatory Event of Loss. In the event a Regulatory Event of Loss would have occurred but for the circumstance set forth in clause (i) or (ii) of the definition thereof, then the Owner Participant shall have the option (exercisable in it sole discretion) to transfer the Beneficial Interest to the Lessee on an "as is", "where is" basis, without recourse, representation or warranty, but free and clear of Owner Participant's Liens and Lessor's Liens, for a purchase price of $1.


                                   SECTION 15

                              RIGHT OF FIRST OFFER


                  Section 15.1 Right of First Offer. So long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, in the event that the Owner Participant desires to Transfer its Beneficial Interest (other than to an Affiliate of the Owner Participant) at any time after the later to occur of (i) the date five years prior to the scheduled expiration of the Lease Basic Term and (ii) the date on which the Lien of the Indenture shall have been terminated or discharged, the Owner Participant shall first offer to sell such Beneficial Interest to AEE on the terms and conditions set forth in this Section 15.1. Such offer shall be made to AEE in the form of a proposed term sheet, which proposed term sheet shall include a full and complete statement of the price and all of the material terms, conditions and provisions upon which the Owner Participant would be willing to Transfer its Beneficial Interest or any part thereof, and such proposed term sheet shall be deemed Confidential Information for purposes of Section 16.16. AEE shall thereafter have the right within a period of 30 days from and after the receipt by AEE of such proposed term sheet to notify the Owner Participant of its intent to exercise its right to purchase hereunder. If AEE elects to exercise the right provided in the preceding sentence, it shall within ninety (90) days of such notice execute a contract on the same terms and conditions as the offer giving rise to such right. If AEE does not give such notice to the Owner Participant within such 30-day period or execute a contract within such 90-day period (and complete such sale within 30 days of the date of the execution of such contract), the Owner Participant may consummate a sale on terms which are not substantially less favorable to the Owner Participant (taken as a whole) than reflected in its offer to AEE (other than the stated purchase price of the Beneficial Interest, which shall be not less than 98% of that offered to AEE) without first offering such less favorable terms to AEE. If AEE timely executed such contract and, through no fault of the Owner Participant, failed to consummate such sale, the Owner Participant shall thereafter be free of any obligations under this Section 15.1. Notwithstanding any contrary term in such offer, AEE shall be entitled, as part of its payment of the purchase price, to assume the Lessor Notes to the extent permitted in Section 2.10(b) of the Indenture.


                                   SECTION 16

                                  MISCELLANEOUS


                  Section 16.1 Consents. When the Owner Participant is deciding whether to direct the Owner Trust to grant or withhold a consent that may be requested of the Owner Trust in respect of any Operative Documents, the Owner Participant shall make such decision pursuant to the same standard as is imposed on the Owner Trust (such as "reasonably," "in its sole discretion" or otherwise). The Owner Participant agrees to promptly consider any consent requested of it or the Owner Trust under any of the Operative Documents and will not unreasonably delay the granting or withholding of such consent in light of the circumstances.

                  Section 16.2 Successor Trustee. The parties hereto agree that the transfer or assignment pursuant to the terms of the Trust Agreement by the Trustee to a successor Trustee, will not violate the terms of any Operative Document.

                  Section 16.3 Bankruptcy of Trust Estate. If (i) all or any part of the Trust Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes, and (iii) the Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Indenture Trustee shall promptly refund to the Owner Participant such Excess Amount. For purposes of this Section 16.3, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section
16.3 shall prevent the Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Participation Agreement (other than referred to in clause
(ii)).

                  Section 16.4 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

                  Section 16.5 Notices. Unless otherwise expressly specified or permitted by the terms hereof all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof; provided, that such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

                  If to AEE:

                  1001 North 19th Street, 20th Floor
                  Arlington, VA 22209
                  Telephone No.:    (703) 522-1315
                  Facsimile No.:            (703) 528-4510
                  Attention:                Project Manager

                  If to the Owner Trust:

                  Milliken Facility Trust A-1
                  c/o Wilmington Trust Company, as Trustee
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  Telephone No.:    (302) 651-1000
                  Facsimile No.:            (302) 651-8882
                  Attention:                Corporate Trust Administration

                  If to the Owner Participant:

                  As set forth on Schedule 16.5

                  If to the Indenture Trustee:

                  BANKERS TRUST COMPANY
                  Mailbox #MS 5041
                  4 Albany Street - 4th Floor
                  New York, NY 10006
                  Telephone No.:    (212) 250-8869
                  Facsimile No.:            (212) 250-6725
                  Attention:                Richard L. Buckwalter
                  Assistant Vice President

                  If to the Pass Through Trustee:

                  BANKERS TRUST COMPANY
                  Mailbox #MS 5041
                  4 Albany Street - 4th Floor
                  New York, NY 10006
                  Telephone No.:    (212) 250-8869
                  Facsimile No.:            (212) 250-6725
                  Attention:                Richard L. Buckwalter
                  Assistant Vice President

A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto.


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
                  Section 16.6 Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by AEE under Sections 10.1 and 10.2 of this Agreement and the confidentiality provisions set forth in Section 16.16 shall expressly survive the expiration or early termination (for whatever reason) of the Lease and the transfer or other disposition of the respective interests of the Owner Participant, the Owner Trust, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees in, to and under this Agreement and the other Operative Documents and the resignation or removal of the Trustee.

                  Section 16.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Beneficial Interest permitted under Section 8.1. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

                  Section 16.8 Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                  Section 16.9 Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.

                  Section 16.10 Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.


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
                  Section 16.11 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

                  Section 16.12 Headings and Table of Contents. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  Section 16.13 Consent to Jurisdiction; Waiver of Trial by Jury. (a) Each of AEE, the Owner Trust and the Owner Participant (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New
York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns; (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

                  (b) To the extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the right to demand a trial by jury, in any such suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns.

                  Section 16.14 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Participation Agreement and the other Operative Documents.


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
                  Section 16.15 Effectiveness. The Participation Agreement has been dated as of the date first above written for convenience only. This Participation Agreement shall be effective on the date of execution and delivery by each of the parties hereto.

                  Section 16.16 Confidential Information. (a) Any information regarding the Lease Financing, or otherwise regarding the Facility, the Related Facility or either of the Additional Facilities and the use and operation thereof which is proprietary or of competitive value to any Transaction Party hereto and which is expressly identified in writing as confidential, including the information provided pursuant to Section 5, shall be deemed "Confidential Information". Each Transaction Party hereto receiving information (a "Receiving Party") from any other Transaction Party hereto (a "Furnishing Party") agrees not to use such Confidential Information for any purpose other than in connection with the Lease Financing. Each of the Receiving Parties further agrees to keep the Confidential Information confidential and not to disclose the Confidential Information to any Person; provided, however, that each of the Receiving Parties may make any disclosure of any portion of the Confidential Information (1) to which the Furnishing Party gives its prior written consent or
(2) to any Related Party of such Receiving Party as such Receiving Party determines has a need to know and who is informed by such Receiving Party of the confidentiality obligations with respect to the Confidential Information, or (3) to any auditors, accountants, counsel or professional advisors of such Receiving Party as is related to such Person's respective duties or (4) to any of the Rating Agencies in order to rate the Pass Through Certificates and to any purchasers of the Pass Through Certificates which agrees to execute an agreement agreeing to be bound by the provisions of this Section 16.16 or (5) to any prospective or actual transferee of all or any part of the Indenture Estate in connection with the enforcement of remedies or a sale of the Undivided Interest, in each case, under the Operative Documents, provided, that prior to such disclosure (i) such prospective or actual transferee is informed in writing by the disclosing Receiving Party of the confidential nature of the Confidential Information and the existence of this confidentiality provision and (ii) such prospective or actual transferee agrees to execute an agreement agreeing to be bound by the provisions of this Section 16.16 or (6) to any Owner Participant Transferee or any potential transferee of all or any portion of the Owner Participant's interests hereunder; provided, that prior to its disclosure (i) such transferee is informed by the Owner Participant of the confidential nature of the Confidential Information and the existence of this confidentiality provision and (ii) such transferee agrees to execute an agreement agreeing to be bound by the provisions of this Section 16.16 or (7) which is a reference to the Lease Financing only published by any Transaction Party hereto in internal publications that are not to be generally disseminated to the public or in annual reports of such Transaction Party or any of its Affiliates. From and after the date the transferee contemplated by clause (4), (5)(ii) or (6)(ii) of the immediately preceding sentence executes the agreement required therein, such transferee shall, for purposes of this Section 16.16, be included within term "Receiving Party".

         (b) Each Receiving Party will be responsible for any breach of this Section by any of its respective Related Parties and such Receiving Party agrees to take all reasonable measures (including, but not limited to, court proceedings) to restrain its respective Related Parties from unauthorized disclosure or use of Confidential Information (including, but not limited to, any notes, analyses, compilations, studies or interpretations based upon or derived from the Confidential Information, in whole or in part) and to ensure compliance with this Section.

         (c) Notwithstanding the foregoing paragraphs of this Section 16.16, no Receiving Party shall be prohibited from using or disclosing Confidential Information which (i) is or becomes generally available to the public other than as a result of disclosure by such Receiving Party, (ii) was within such Receiving Party's possession prior to its disclosure by the Furnishing Party,
(iii) is or was independently developed by the Receiving Party without the use of the Confidential Information, (iv) becomes available to the Receiving Party on a non-confidential basis after the date hereof from any third party which is not known by such Receiving Party to be bound by a confidentiality agreement with the Furnishing Party or any other Person, (v) is necessary for the enforcement of such Receiving Party's rights or under any other Operative Document during the continuance of a Lease Event of Default, (vi) is necessary to comply with such Receiving Party's obligations under Applicable Laws, or
(vii) is properly required to be disclosed to any Government Entity having jurisdiction over the Receiving Party so affected, provided that in the event of disclosure under clause (vi) and (vii), the Receiving Party so affected shall promptly notify the Furnishing Party of such requirement prior to such disclosure so that the Furnishing Party may seek an appropriate protective order or otherwise seek to protect the confidentiality of such Confidential Information, it being understood that under such circumstances, only such portion of the Confidential Information as is specifically and properly required shall be disclosed under Applicable Law or to such Government Entity, as the case may be.

         (d) No failure or delay by any Transaction Party in exercising any right, power or privilege under this Section 16.16, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Section 16.16.

         (e) Each of the Transaction Parties agrees that money damages would not be a sufficient remedy for any breach of the provisions of this Section 16.16, and that any affected Transaction Party shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for any breach of the provisions of this Section 16.16 and shall be in addition to all other remedies available at law or in equity, provided, that no Transaction Party hereto shall be entitled to consequential damages.


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
         (f) As between AEE and the Owner Participant, this Section 16.16 shall supersede any prior confidentiality agreement entered into by such parties relating to the Lease Financing and such confidentiality agreement shall be of no further force and effect.


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
                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                AES EASTERN ENERGY, L.P.


                                By:
                                         Name:
                                         Title:
                                         Date:


                                MILLIKEN FACILITY TRUST A-1,


                                By: WILMINGTON TRUST COMPANY, not in its
                                individual capacity, but solely as Trustee
                                under the Trust Agreement

                                By:
                                         Name:
                                         Title:
                                         Date:


                                DCC PROJECT FINANCE FOURTEEN, INC.


                                By:
                                         Name:
                                         Title:
                                         Date:


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
                                BANKERS TRUST COMPANY, not in its
                                individual capacity, except as
                                expressly set forth herein, but as
                                Indenture Trustee under the
                                Indenture

                                By:
                                         Name:
                                         Title:
                                         Date:

                                BANKERS TRUST COMPANY, not in its
                                individual capacity, except as
                                expressly set forth herein, but as
                                Pass Through Trustees under the Pass
                                Through Trust Agreements

                                By:
                                         Name:
                                         Title:
                                         Date:

                                  SCHEDULE 16.5

                            OWNER PARTICIPANT NOTICE


 DCC Project Finance Fourteen, Inc.
1801 Richards Road
Toledo, OH 43607
Attention:        Capital Markets Group
Facsimile No.:  (419) 322-7419
Phone No:  (419) 322-7400